UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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EOG Resources, Inc.

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 3, 2011

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2011 annual meeting of stockholders (“Annual Meeting”) of EOG Resources, Inc. (“EOG”) will be held in the Dezavala meeting room of the Doubletree Hotel at 400 Dallas Street, Houston, Texas, at 3:00 p.m., Houston time, on Tuesday, May 3, 2011, for the following purposes:

1. To elect seven directors to hold office until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent public accountants, as our auditors for the year ending December 31, 2011;

3. To hold a non-binding advisory vote on executive compensation;

4. To hold a non-binding advisory vote on the frequency of holding advisory votes on executive compensation;

5. To consider two stockholder proposals, if properly presented; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of our Common Stock at the close of business on March 9, 2011 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet, by phone or by returning a signed proxy card.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas
March 29, 2011

EOG RESOURCES, INC.

PROXY STATEMENT

The enclosed form of proxy is solicited by the Board of Directors (“Board”) of EOG Resources, Inc. (“EOG,” “we,” “us” or “our”) to be used at our 2011 annual meeting of stockholders (“Annual Meeting”) to be held in the Dezavala meeting room of the Doubletree Hotel at 400 Dallas Street, Houston, Texas, at 3:00 p.m., Houston time, on Tuesday, May 3, 2011. This proxy statement and the enclosed form of proxy is being first sent or given to our stockholders on or about March 29, 2011.

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. If you would like to attend the Annual Meeting and vote in person, you may contact EOG at (713) 651-6260 (Attention: Corporate Secretary) for directions to the Annual Meeting.

Attendance at the Annual Meeting is limited to holders of record of our Common Stock at the close of business on March 9, 2011 (“Record Date”) and EOG’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement indicating that you owned shares of our Common Stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Our 2010 annual report is being mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. However, the annual report does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy.

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have also retained a third-party proxy solicitation firm, Morrow & Co., LLC, to solicit proxies on behalf of the Board, and expect to pay such firm approximately $7,500 for their services, plus any reasonable out-of-pocket expenses incurred. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our Common Stock held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

In some cases, one copy of this proxy statement and the accompanying notice of annual meeting of stockholders and 2010 annual report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of annual meeting of stockholders or 2010 annual report to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of annual meeting of stockholders or 2010 annual report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, or a stockholder may make a request by calling our Corporate Secretary at (713) 651-6260.

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election at the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

The mailing address of our principal executive offices is 1111 Bagby, Sky Lobby 2, Houston, Texas 77002.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders To Be Held on May 3, 2011

Pursuant to United States Securities and Exchange Commission (“SEC”) rules related to the Internet availability of proxy materials, our proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2010 annual report are available via the Internet at www.eogresources.com/investors/annreport.html and at www.proxyvote.com.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our Common Stock at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. At the close of business on the Record Date, there were 268,189,984 shares of our Common Stock outstanding. Other than our Common Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Stock Ownership of Certain Beneficial Owners

The following table and accompanying footnotes set forth certain information regarding the beneficial ownership of our Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) whom we know beneficially owned more than five percent (5%) of our Common Stock as of December 31, 2010, based on filings with the SEC as of February 28, 2011.

Name and Address	Number of	Percent of
of Beneficial Owner	Shares	Class(a)

Davis Selected Advisers, L.P.(b)	22,013,052	8.7%
2949 East Elvira Road, Suite 101, Tucson, AZ 85756
Capital Research Global Investors(c)	21,331,200	8.4%
333 South Hope Street, Los Angeles, CA 90071
BlackRock, Inc.(d)	15,808,867	6.2%
40 East 52nd Street, New York, NY 10022
T. Rowe Price Associates, Inc.(e)	15,526,018	6.1%
100 E. Pratt Street, Baltimore, MD 21202

(a)	Based on 254,077,335 shares of our Common Stock outstanding as of December 31, 2010.

(b)	Based on its Schedule 13G/A filed on February 14, 2011 with respect to its beneficial ownership of our Common Stock as of December 31, 2010, Davis Selected Advisers, L.P. has sole voting power with respect to 20,291,790 shares and sole dispositive power with respect to 22,013,052 shares.

(c)	Based on its Schedule 13G/A filed on February 11, 2011 with respect to its beneficial ownership of our Common Stock as of December 31, 2010, Capital Research Global Investors has sole voting power and sole dispositive power with respect to 21,331,200 shares.

(d)	Based on its Schedule 13G/A filed on February 4, 2011 with respect to its beneficial ownership of our Common Stock as of December 31, 2010, BlackRock, Inc. has sole voting power and sole dispositive power with respect to 15,808,867 shares.

(e)	Based on its Schedule 13G/A filed on February 10, 2011 with respect to its beneficial ownership of our Common Stock as of December 31, 2010, T. Rowe Price Associates, Inc. has sole voting power with respect to 5,041,664 shares and sole dispositive power with respect to 15,526,018 shares.

Stock Ownership of the Board and Management

The following table and accompanying footnotes set forth certain information regarding the ownership of our Common Stock by (1) each director and director nominee of EOG, (2) each “named executive officer” of EOG named in the “Summary Compensation Table” below and (3) all current directors and executive officers of EOG as a group, in each case as of February 28, 2011.

		Stock
		Options
		and
		Stock-Settled
		Stock		Restricted
		Appreciation		Stock
	Shares	Rights	Total	Units and
	Beneficially	Exercisable	Beneficial	Phantom	Total
Name	Owned(a)	by 4-29-11(b)	Ownership	Shares(c)	Ownership(d)

George A. Alcorn	7,600	44,500	52,100	0	52,100
Charles R. Crisp	9,950	47,500	57,450	4,952	62,402
James C. Day	4,300	5,500	9,800	0	9,800
Timothy K. Driggers	41,926	12,868	54,794	0	54,794
Robert K. Garrison	94,186	100,427	194,613	15,309	209,922
Loren M. Leiker	297,396	225,559	522,955	0	522,955
Mark G. Papa	567,913	594,039	1,161,952	525,812	1,687,764
Frederick J. Plaeger, II	21,391	3,502	24,893	6,950	31,843
H. Leighton Steward	27,161	61,500	88,661	7,253	95,914
Donald F. Textor	24,300	19,500	43,800	18,661	62,461
Gary L. Thomas	236,205	397,559	633,764	162,594	796,358
Frank G. Wisner	4,300	89,500	93,800	14,398	108,198
All current directors and executive officers as a group (12 in number)(e)	1,383,537	1,643,203	3,026,740	765,433	3,792,173

(a)	Includes (1) shares for which the person directly or indirectly has sole or shared voting or investment power; (2) shares held under the EOG Resources, Inc. Savings Plan (as amended, “Savings Plan”) for which the participant has sole voting and investment power; (3) shares of restricted stock held under the EOG Resources, Inc. 1992 Stock Plan (as amended and restated, “1992 Stock Plan”) and the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (as amended, “2008 Stock Plan”) for which the participant has sole voting power and no investment power until such shares vest in accordance with the provisions of the 1992 Stock Plan and the 2008 Stock Plan, respectively; and (4) shares of our Common Stock that would be received upon the vesting of restricted stock units on or before April 29, 2011.

(b)	The shares shown in this column, which are not reflected in the adjacent column entitled “Shares Beneficially Owned,” consist of (1) shares of our Common Stock that would be received upon the exercise of stock options held by the individuals shown that are exercisable on or before April 29, 2011; and (2) shares of our Common Stock that would be received upon the exercise of stock-settled stock appreciation rights (“SARs”) held by the individuals shown that are exercisable on or before April 29, 2011, based on, for purposes of this table, the closing price of our Common Stock on the New York Stock Exchange (“NYSE”) of $112.31 per share on February 28, 2011, net of a number of shares equal to the minimum statutory tax withholding requirements with respect to such exercise (which shares would be deemed forfeited in satisfaction of such taxes). The shares shown in this column are “beneficially owned” under Rule 13d-3 under the Exchange Act.

(c)	Includes (1) restricted stock units held under the 1992 Stock Plan and the 2008 Stock Plan vesting after April 29, 2011 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 1992 Stock Plan and the 2008 Stock Plan, respectively; and (2) phantom shares held in the individual’s phantom stock account under the EOG Resources, Inc. 409A Deferred Compensation Plan (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) (“Deferral Plan”) for which the individual has no voting or investment power until such phantom shares are released as shares of our Common Stock in accordance with the provisions of the Deferral Plan and the individual’s deferral election. Because such units and shares will not vest on or before April 29, 2011, the units and shares shown in this column are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(d)	None of our directors or named executive officers beneficially owned, as of February 28, 2011, more than 1% of the shares of our Common Stock outstanding as of February 28, 2011. Based on 254,319,546 shares of our Common Stock outstanding as of February 28, 2011, our current directors and executive officers as a group (12 in number) beneficially owned approximately 1.2% of the shares of our Common Stock outstanding as of February 28, 2011 and had total ownership of approximately 1.5% of the shares of our Common Stock outstanding as of February 28, 2011.

(e)	Includes William R. Thomas, who was appointed to the position of Senior Executive Vice President, Exploitation, effective as of February 1, 2011. Does not include Mr. Garrison, who was appointed to serve as the Executive Vice President and General Manager of our new office in San Antonio, Texas, effective May 11, 2010, and who ceased to be an executive officer of EOG as of such date. However, he is included as a “named executive officer” in this proxy statement pursuant to SEC requirements, as further discussed in footnote (h) to the “Summary Compensation Table” below.

CORPORATE GOVERNANCE

Board of Directors

Director Independence

The Board has affirmatively determined that six of our seven current directors, namely Messrs. Alcorn, Crisp, Day, Steward, Textor and Wisner, have no direct or indirect material relationship with EOG and thus meet the criteria for independence of Article III, Section 12 of our bylaws, which are available on our website at www.eogresources.com/about/corpgov.html, as well as the independence requirements of the NYSE and the SEC.

In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including transactions conducted, between EOG and each director and between EOG and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated. Specifically, the Board considered (1) various transactions in connection with the exploration and production of crude oil and natural gas, such as revenue distributions, joint interest billings, payments for midstream (i.e., transportation-related) services and payments for crude oil and natural gas, between EOG and certain entities engaged in certain aspects of the oil and gas business for which one of our directors is a director or otherwise affiliated, and (2) payments of dues and contributions to certain not-for-profit entities (such as trade associations) with which one of our directors is affiliated.

Except with respect to Mr. Papa, the Board determined that all such relationships and transactions that it considered were not material relationships or transactions with EOG and did not impair the independence of our directors. The Board determined that Mr. Papa is not independent because he is our Chief Executive Officer (“CEO”).

Meetings

The Board held eight meetings during the year ended December 31, 2010 (including one joint meeting of the Board and the Audit Committee of the Board).

Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. Our directors are expected to attend our annual meeting of stockholders. All of the directors attended our 2010 annual meeting of stockholders.

Executive Sessions of Non-Employee Directors

Our non-employee directors (each of whom is independent) held five executive sessions during the year ended December 31, 2010. Each of our non-employee directors attended each of the executive sessions. Mr. Crisp was appointed by the non-employee directors as the presiding director for these sessions, and Mr. Day has been appointed by the non-employee directors as the presiding director for executive sessions in 2011.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chairman of the Board and CEO should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on our Board possess considerable professional and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that EOG faces. As such, the Board believes that it is in the best position to evaluate the needs of EOG and to determine how best to organize EOG’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for EOG at the present time is for Mr. Papa to serve as both Chairman of the Board and CEO.

This model has succeeded because it makes clear that the Chairman of the Board and CEO is responsible for managing our business, under the oversight and review of our Board. This structure also enables our CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

Mr. Papa has been our Chairman of the Board and CEO since 1999 and has been with EOG and its predecessor companies for over 29 years. Over the past 10 years, our stock price performance has significantly exceeded the performance of the Standard & Poor’s 500 Index as well as the stock price performance of each of our peer group companies, thus demonstrating, we believe, the effectiveness of EOG’s leadership structure.

The Board believes that there is already substantial independent oversight of EOG’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•	We have an independent presiding director: The presiding director is annually elected by and from the independent directors of the Board. The presiding director has clearly defined leadership authority and responsibilities, which include presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors, and serving as liaison between the Chairman of the Board and the independent directors. Our presiding director is afforded direct and complete access to the Chairman of the Board at any time as such director deems necessary or appropriate, and is available for direct communication with our stockholders as described under “Stockholder Communications with the Board” below.

•	We have a substantial majority of independent directors: Six out of the seven directors meet the criteria for independence required by the NYSE, the SEC and our bylaws; only Mr. Papa is deemed not independent since he is our CEO. Our Corporate Governance Guidelines also provide that at least three-fifths of our directors must meet such independence standards.

•	Key committees are composed solely of independent directors: Our Audit, Compensation and Nominating and Governance Committees are each composed solely of independent directors. Each of our independent directors serves on each of the committees.

•	Non-employee directors meet regularly: Our non-employee directors (each of whom is independent) typically meet in executive session without our employee director (Mr. Papa) at each regularly scheduled Board meeting. Our non-employee directors held five executive sessions during the year ended December 31, 2010. As noted above, such executive sessions are chaired by the presiding director.

•	We have annual director elections: Our stockholders provide balance to the corporate governance process in that each year each director is elected pursuant to the majority voting provisions in our bylaws. Our stockholders may also communicate directly with the presiding director or any other director, as described under “Stockholder Communications with the Board” below.

Board’s Role in Risk Oversight

Our Board retains primary responsibility for risk oversight. To assist the Board in carrying out its oversight responsibilities, members of our senior management report to the Board and its committees on areas of risk to our company, and our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our CEO and other executive officers and determines our executive compensation. Our Nominating and Governance Committee focuses on issues relating to Board composition and corporate governance matters. In addition, to ensure that our Board has a broad view of our overall risk management process, the Board periodically reviews our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk. At this time, we believe that combining the roles of Chairman of the Board and CEO enhances the Board’s administration of its risk oversight function because, through his role as Chairman of the Board, and based on his experiences with the daily management of our business as our CEO, Mr. Papa (EOG’s Chairman of the Board and CEO) provides the Board with valuable insight into our risk profile and the options to mitigate and address those risks.

Committees of the Board

Each committee of the Board identified below has a charter that is available on our website at www.eogresources.com/about/corpgov.html. Copies of the committee charters are also available upon written request to our Corporate Secretary.

Nominating and Governance Committee

The Nominating and Governance Committee, which is composed exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board. In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist EOG in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers all of such person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment, relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee (other than the general requirements of our Corporate Governance Guidelines discussed below with respect to director age, director independence and director service on the boards of directors of other public companies), the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and of the oil and gas industry.

Our current Board of seven directors is consistent with our Corporate Governance Guidelines, and our Board has no current plans to add any individuals to the Board. However, if, in the future, we have a vacancy on the Board or the Board determines that it is appropriate to add a directorship, the Nominating and Governance Committee will, pursuant to its charter, take into account diversity in professional experience, skills and background, diversity in race and gender and the other attributes described above, in evaluating candidates for such directorship.

Our Corporate Governance Guidelines, which are available at www.eogresources.com/about/corpgov.html, mandate that:

•	no director shall be eligible to stand for re-election after having attained the age of 80, unless approved by the Board;

•	at least three-fifths of our directors must meet the criteria for independence required by the NYSE, the SEC and our bylaws; and

•	no non-employee director may serve on the board of directors of more than four other public companies, and our CEO may not serve on the board of directors of more than two other public companies.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. As an alternative to term limits for directors, the Nominating and Governance Committee annually reviews each director’s continuation on the Board. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In addition, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

In addition, the Nominating and Governance Committee will consider nominees recommended by stockholders in accordance with the procedures outlined under “Stockholder Proposals and Director Nominations — Nominations for 2012 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders” below. The Nominating and Governance Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

The Nominating and Governance Committee held four meetings during the year ended December 31, 2010. The Nominating and Governance Committee is currently composed of Messrs. Wisner (Chairman), Alcorn, Crisp, Day, Steward and Textor.

Audit Committee

The Audit Committee, which is composed exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NYSE rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Textor, an independent director since 2001 and the Chairman of our Audit Committee since 2001, is an audit committee financial expert because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Textor has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information under “Item 1. Election of Directors” below, and by having served as Chairman of our Audit Committee since 2001.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee held six meetings during the year ended December 31, 2010 (including one joint meeting of the Audit Committee and the Board) and is currently composed of Messrs. Textor (Chairman), Alcorn, Crisp, Day, Steward and Wisner.

Compensation Committee

The Compensation Committee, which is composed exclusively of independent directors, is responsible for the administration of our stock compensation plans and approval and evaluation of the compensation arrangements for our executive officers and directors. The Compensation Committee is also responsible for reviewing the disclosures in our Compensation Discussion and Analysis and providing an annual Compensation Committee Report, both of which are included in this proxy statement. Please refer to “Executive Compensation — Compensation Discussion and Analysis — Compensation Committee Process” and “Director Compensation and Stock Ownership Guidelines” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations.

The Compensation Committee held four meetings during the year ended December 31, 2010 and is currently composed of Messrs. Alcorn (Chairman), Crisp, Day, Steward, Textor and Wisner.

Compensation Committee Interlocks and Insider Participation

Messrs. Alcorn, Crisp, Day, Steward, Textor and Wisner serve as members of the Compensation Committee and none of them is a current or former officer or employee of EOG. During the year ended December 31, 2010, none of our executive officers served as a director or member of the compensation committee (or other committee of the board performing equivalent functions) of another entity where an executive officer of such entity served as a director of EOG or on our Board’s Compensation Committee.

Stockholder Communications with the Board

Pursuant to the process adopted by the Board, our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received in a log established for that purpose, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received in a log established for that purpose and promptly forward the communication to the director(s) to whom it is addressed. Further information regarding this process can be found on our website at www.eogresources.com/about/corpgov.html.

Our stockholders and other interested parties can also communicate directly with the presiding director for the executive sessions of the non-employee directors, or the non-employee directors as a group, using the same procedure outlined above for general communications with the Board, except any such communication should be addressed to the presiding director or to the non-employee directors as a group, as appropriate. James C. Day has been chosen as the presiding director for 2011.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Pursuant to NYSE and SEC rules, we have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers and employees, and a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that, along with our Code of Conduct, applies to our principal executive officer, principal financial officer, principal accounting officer and controllers.

You can access our Code of Conduct and Code of Ethics on our website at www.eogresources.com/about/corpgov.html, and any stockholder who so requests may obtain a copy of our Code of Conduct or Code of Ethics by submitting a written request to our Corporate Secretary. We intend to disclose any amendments to our Code of Conduct or Code of Ethics and any waivers with respect to our Code of Conduct or Code of Ethics granted to our principal executive officer, our principal financial officer, principal accounting officer, any of our controllers or any of our other employees performing similar functions on our website at www.eogresources.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct or our Code of Ethics to any such officers or employees.

Moreover, we have adopted, pursuant to NYSE rules, Corporate Governance Guidelines, which may be accessed on our website at www.eogresources.com/about/corpgov.html. Any stockholder may obtain a copy of our Corporate Governance Guidelines by submitting a written request to our Corporate Secretary.

REPORT OF THE AUDIT COMMITTEE

In connection with the fiscal year 2010 audited financial statements of EOG Resources, Inc. (“EOG”), the Audit Committee of the Board of Directors of EOG (1) reviewed and discussed the audited financial statements with EOG’s management; (2) discussed with EOG’s independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU Section 380, “Communication with Audit Committees,” and Securities and Exchange Commission Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by EOG’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements for fiscal year 2010 be included in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donald F. Textor, Chairman
George A. Alcorn
Charles R. Crisp
James C. Day
H. Leighton Steward
Frank G. Wisner

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2011 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

George A. Alcorn, Chairman
Charles R. Crisp
James C. Day
H. Leighton Steward
Donald F. Textor
Frank G. Wisner

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

Compensation for our executive officers is administered by the Compensation Committee of the Board (“Committee”). The Committee is an independent committee of the Board currently composed of our six non-employee directors. All of these individuals meet the independence requirements of the NYSE, the SEC and our bylaws, qualify as “Non-Employee Directors” under Rule 16b-3 under the Exchange Act and qualify as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). The Committee is responsible for reviewing and establishing the compensation, including annual base salary, bonus and long-term incentive compensation, of our CEO and all of our other executive officers and the annual bonus pool and annual long-term incentive compensation pools for all of our employees.

The Committee has the sole authority, at its discretion and at our expense, to retain compensation consultants and any legal, accounting or other advisors it deems appropriate. It has been the Committee’s practice not to use a compensation consultant and none was used in reviewing, determining or recommending the amount or form of our executive and non-employee director compensation for 2010, except that our Human Resources Department used Equilar, Inc. (“Equilar”) for the purpose of compiling peer group executive and director compensation data obtained from publicly available information. As discussed in further detail below, the Committee reviews and discusses this data prior to making compensation decisions to ensure that EOG’s compensation program remains competitive in the oil and gas industry. The Committee has approved the retention of Equilar for 2011.

In this Compensation Discussion and Analysis section, “Named Officers” means the individuals who served as our principal executive officer or principal financial officer during 2010, as well as the other individuals included in the “Summary Compensation Table” below.

Compensation Committee Process

Each component of EOG’s compensation program is reviewed by the Committee on an annual basis. Based on its analysis of the peer group compensation data, the Committee determines the compensation of our CEO during an executive session of the Committee, at which our CEO is not present. Our CEO, who also reviews the peer group compensation data, makes recommendations to the Committee regarding the compensation of the other Named Officers, which the Committee may, at its discretion, discuss in executive session. The final determination as to the compensation of the other Named Officers, however, is made solely by the Committee. During each year, the Committee periodically reviews our compensation program and determines whether it continues to promote the compensation goals of EOG, which goals include remaining competitive in our industry so that we are able to retain and provide appropriate incentives to our executive officers, including our CEO and the other Named Officers. The Committee did not make any material changes to the components of our compensation program for 2010 and does not anticipate the need for any such changes for 2011. See “Components of Our Compensation Program” below.

The Committee typically holds at least one meeting each quarter. At its first quarter meeting, the Committee reviews and discusses our performance report regarding certain pre-determined financial and operational goals with respect to the prior year, evaluates achievement of pre-determined individual performance goals set for our CEO and the other Named Officers, certifies the achievement of the performance goal under the EOG Resources, Inc. Amended and Restated Executive Officer Annual Bonus Plan described below (as approved by our stockholders at our 2010 annual meeting of stockholders, the “Executive Bonus Plan”), establishes the aggregate annual bonus pool for all employees and sets the financial and operational goals to be considered for that year. The aggregate annual bonus pool consists of cash and restricted stock/restricted stock units, out of which all employee bonuses for the prior year are paid. The bonuses awarded to EOG’s executive officers, including our CEO and the other Named Officers, are paid from this pool as well.

At its second quarter meeting, the Committee approves a list of peer group companies selected for executive officer and non-employee director compensation purposes and reviews the peer group director compensation data and recommends any changes to our non-employee director compensation program. At its third quarter meeting, the

Committee reviews the peer group executive compensation data and considers annual base salary increases and annual stock option/SAR and/or restricted stock/restricted stock unit grants for all executive officers, including our CEO and the other Named Officers, and the annual stock option/SAR and restricted stock/restricted stock unit grant pools for all of our other employees. At its fourth quarter meeting, the Committee typically addresses administrative matters unrelated to executive compensation and reviews our stock ownership guidelines for our executive officers and our non-employee directors.

In addition, throughout the year, as necessary, the Committee reviews and approves amendments to our stock plans and benefit plans; reviews and approves employment, change of control and severance agreements and amendments thereto; reviews and revises stock grant vesting and termination provisions; reviews and revises the amount available for grant under our CEO’s discretionary pool of stock options/SARs and discretionary pool of restricted stock/restricted stock units; and takes any other action it deems necessary or appropriate.

Objectives of Our Compensation Program

Our executive compensation program is designed to attract and retain a highly qualified and motivated management team and appropriately reward individual executive officers for their contributions to the achievement of EOG’s key short-term and long-term goals. The Committee is guided by the following key principles in determining the compensation of our CEO and other Named Officers:

•	Competition Among Peers. The Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the oil and gas industry, so that we can attract, motivate and retain top industry talent.

•	Accountability for Our Performance. The Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of EOG based on our achievement of certain pre-determined financial and operational goals.

•	Accountability for Individual Performance. In addition, the Committee believes that our compensation program should be tied in part to the executive officer’s achievement of his pre-determined individual performance goals, to encourage and promote individual contributions to EOG’s overall performance.

•	Alignment with Stockholder Interests. Moreover, the Committee believes that our compensation program should be tied in part to our stock price performance through the grant of stock options/SARs and restricted stock/restricted stock units, to further align our executive officers’ interests with those of our stockholders.

A more detailed discussion of each of these key principles is provided below.

Competition Among Peers

In order to attract, motivate and retain talented executive officers, we must ensure that our compensation program remains competitive with the types and ranges of compensation paid by our peer companies and other companies that we regard as having similar lines of business. On an annual basis, the Committee reviews and discusses compensation data setting forth the annual base salary, non-equity incentive payments, long-term incentive awards, perquisites and other compensation and benefits for our CEO and our other Named Officers as compared to publicly available compensation data for similarly situated executive officers at our peer companies.

The Committee recognizes a peer group primarily composed of companies included in the Standard & Poor’s 500 Oil & Gas Exploration & Production Index (“S&P Peer Group”) that have lines of business similar to those of EOG. The Committee may also recognize certain companies not included in the S&P Peer Group but that the Committee deems to be our “peers” due to their similar lines of business and market capitalization. EOG’s peer group changes from time to time as a result of fluctuation in company size, changes in the business lines of our peers, acquisitions of peer companies by third parties, developments in the oil and gas industry and other factors. For 2010, the Committee considered the following list of peer group companies:

•	Anadarko Petroleum Corporation*

•	Apache Corporation*

•	Chesapeake Energy Corporation*

•	Devon Energy Corporation*

•	EnCana Corporation

•	Noble Energy, Inc.*

•	Pioneer Natural Resources Company*

•	XTO Energy Inc.* (acquired by Exxon Mobil Corporation effective June 25, 2010 — upon such acquisition, the Committee ceased to consider XTO Energy Inc. as an EOG peer company)

*	In the S&P Peer Group.

When we refer to “peers,” “peer group” or “peer companies” or similar phrases in this proxy statement, we are referring to this list of companies, as it may be updated by the Committee from time to time.

The Committee supports a practice of paying annual base salaries that approximate the average of our peer group, taking into consideration our market capitalization relative to our peer companies, and annual non-equity incentive payments and long-term incentive awards which may deliver above-average compensation if our financial and operational results and/or stockholder returns exceed those of our peer companies.

In establishing the compensation of our CEO and other Named Officers, the Committee reviews and considers the allocation of total compensation (among annual base salary, bonus and equity compensation components, including the total theoretical compensation value considering actual realized stock option/SAR gains and the value realized on restricted stock/restricted stock unit vestings) of our peer companies. The Committee then makes a subjective determination as to the appropriate allocation of total compensation among the various components in order to remain competitive in our industry with respect to the recruiting and retention of executive officers. Generally, our total compensation package is more heavily weighted toward long-term compensation than our peer companies since the Committee places significant value on the retention of our executive officers over time.

Accountability for Our Performance and Accountability for Individual Performance

As further described below, substantially all of EOG’s employees, including our CEO and our other Named Officers, are eligible to receive annual bonuses, payable in cash or, for bonuses equal to or greater than $7,500 ($5,000, for annual bonuses for 2009 and 2008), a combination of cash and restricted stock/restricted stock units. To achieve the goal of tying compensation to accountability for our performance, the Committee considers EOG’s achievement of certain pre-determined financial and operational goals as well as each executive officer’s achievement of pre-determined individual performance goals in awarding annual bonuses.

This analysis is conducted on two levels. First, EOG’s performance is measured on a purely objective basis. Under our Executive Bonus Plan, the performance goal for a calendar year necessary for the payment of bonuses under the plan is the achievement of positive adjusted non-GAAP net income available to common stockholders, as reported in our year-end earnings release (“Adjusted Non-GAAP Net Income”). If the Adjusted Non-GAAP Net Income goal is not met for any given year, no bonuses will be paid to our executive officers under our Executive Bonus Plan for such year.

Second, if the Adjusted Non-GAAP Net Income goal is met, the Committee will then consider EOG’s achievement of certain pre-determined financial and operational goals. These additional performance goals are evaluated in a subjective manner. The Committee and our CEO develop these goals in connection with the formation of a company-wide annual operating plan at the beginning of each year.

The specific performance goals, in addition to the Adjusted Non-GAAP Net Income goal, established for 2010 were:

•	achievement of 13% production volume growth;

•	maintenance of a year-end net debt-to-total capitalization ratio[1] of 23% or less;

•	achievement of an after-tax rate of return with respect to capital expenditures[2] of 15%;

•	achievement of top-three status among our peer companies regarding forward cash flow per share multiple and achievement of top-quartile absolute stock price performance relative to our peer companies;

•	achievement of unit cost targets relative to depreciation, depletion and amortization (“DD&A”) expense ($2.27/Mcfe3), lease operating expenses (“LOE”) and transportation expenses ($1.19/Mcfe), general and administrative expenses (“G&A”) ($0.31/Mcfe) and net interest expense ($0.14/Mcfe); and

•	achievement of other strategic and operational goals specific to certain divisions and departments of EOG, each of which the Committee believed, at the time the goals were set, would be challenging, but which would be reasonably achievable with significant effort and skill.

The Committee considers the achievement of these performance goals in its determination of the aggregate annual bonus pool, and it has the discretion to weigh the achievement or lack of achievement of the goals as the Committee deems appropriate. In addition, the Committee may deem overachievement in some areas to outweigh underachievement in others. There is, however, no specific numerical weighting assigned to each performance goal. As noted above, the only performance goal that is outside of the Committee’s subjective discretion is that Adjusted Non-GAAP Net Income must be positive in the immediately preceding year in order for bonuses to be paid to our executive officers for such year. In determining whether EOG has adequately met its performance goals for the year, the Committee has also considered, and may continue in the future to also consider, (1) factors such as commodity prices and other factors outside of EOG’s control (such as the availability and cost of necessary personnel, equipment, materials and services), and the effect of such factors on the achievement of the performance goals, and (2) other notable accomplishments by EOG.

At the Committee’s meeting in the first quarter of 2011, the achievement of our 2010 goals was evaluated. The Committee certified that the performance goal described above, necessary for payment of bonuses under our Executive Bonus Plan, was met for 2010. The Committee acknowledged that we did not meet our numerical targets, due primarily to a continued weak natural gas price environment throughout 2010. In addition, the Committee noted that we had lowered our production volume growth target late in 2010 when it became apparent that bringing our crude oil and natural gas liquids production on-line would be slower than anticipated, in part due to limited availability of necessary equipment and related services and materials as well as a lack of necessary transportation services and infrastructure. The Committee believed that these circumstances also contributed to the short-term under-performance of our stock price relative to our peer companies. However, the Committee determined that several strategic and operational goals were met or exceeded during 2010, including:

•	the confirmation of the South Texas Eagle Ford as a significant crude oil play;

•	the development of our North Dakota Bakken/Three Forks, Fort Worth Barnett Combo and Manitoba Waskada crude oil plays into production-focused operations;

•	the delineation of our “sweet spot” (i.e., prime) acreage in the Haynesville/Bossier Shale play;

1 For purposes of computing this ratio, “net debt” is equal to our aggregate long-term debt (including any current portion of long-term debt) less our cash and cash equivalents, and “total capitalization” is equal to our total stockholders’ equity plus net debt.
2 The calculation of our after-tax rate of return with respect to our capital expenditure program for a particular year is based on the estimated proved reserves (“net” to EOG’s interest) for all wells drilled or acquired during such year, the estimated present value of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct and indirect net costs incurred in drilling or acquiring (as the case may be) such wells. As such, our after-tax rate of return with respect to our capital expenditures for a particular year cannot be calculated from our audited financial statements for such year.
3 Million cubic feet equivalent of natural gas, crude oil and condensate and natural gas liquids. Natural gas equivalents are determined using a ratio of 6.0 thousand cubic feet of natural gas to 1.0 barrel of crude oil, condensate or natural gas liquids.

•	improvement in our completion techniques and, accordingly, production rates from our wells in the Pennsylvania Marcellus Shale;

•	significant progress towards linking our British Columbia Horn River Basin natural gas production to a crude oil-indexed LNG (liquefied natural gas) contract; and

•	an overall increase in our captured successful horizontal oil resource plays.

Most significantly, the Committee determined that we made significant progress in 2010 in transitioning from being primarily a natural gas company to primarily a liquids (crude oil and natural gas liquids) company, as evidenced by the fact that our revenues generated from crude oil, condensate and natural gas liquids in 2010 exceeded those from natural gas for the first time in our history. The determinations of the Committee were applied to all compensation components subject to the 2010 goals. In addition, at the Committee’s meeting in the first quarter of 2011, our performance goals for 2011 were set.

The Committee further considers individual contributions to our achievement of the goals identified above in allocating the bonus pool among individual executive officers, as the Committee believes it is important to recognize and reward significant personal contributions that benefit EOG. As a result, the annual base salary and bonus award to a particular executive officer may fluctuate relative to the other executive officers from year to year. In addition, the Committee considers contributions by EOG employees involved in significant oil and gas discoveries. Accordingly, in recognition of those management employees responsible for identifying and/or executing significant new oil and gas exploration and development projects, the Committee has from time to time awarded restricted stock/restricted stock units to our management employees, including certain of our Named Officers. No such awards, however, were made in 2010.

The Committee annually evaluates the individual performance and contributions of the executive officers in their particular roles within EOG. At the beginning of each year, each executive officer meets with our CEO to discuss and identify individual performance goals for the upcoming year. Our CEO will present his evaluation of the level of achievement of these goals to the Committee the following year. In addition, our CEO gives each executive officer performance feedback throughout the year and conducts a formal performance review at the end of each year. The Committee considers our CEO’s evaluation of the other executive officers in making compensation decisions regarding the other executive officers, particularly in awarding annual bonuses. Throughout the year, the Committee may also consider any significant individual contributions of the executive officers as described further below.

The 2010 individual goals for the Named Officers were consistent with, and included certain of, the overall company performance goals discussed above. Such goals also included goals that were specific to each Named Officer’s functional area within the company — such as, for Mr. Leiker, with Mr. Garrison’s assistance (prior to his appointment as the Executive Vice President and General Manager of our new San Antonio, Texas office), being the primary driver in EOG’s search for new North American horizontal crude oil resource plays; for Mr. Thomas, maintaining EOG’s position as an industry leader in horizontal drilling and completion technology; for Mr. Driggers, determining the optimum methods (and timing) for funding our capital expenditure budget for 2010 and future years; and for Mr. Plaeger, continuing to focus on proactive legal, audit and government relations support and litigation prevention. The 2011 individual goals for the Named Officers (other than Mr. Garrison, who is no longer an executive officer of EOG) have been established.

At the Committee’s meeting in the first quarter of 2011, Mr. Papa, our CEO, noted the specific contributions of Messrs. Thomas, Leiker, Plaeger and Driggers to the achievement of EOG’s overall company performance goals for 2010. Mr. Papa also discussed his assessment of the achievement of each executive officer’s individual performance goals. The Committee and Mr. Papa determined that Messrs. Thomas, Leiker, Plaeger and Driggers had met or exceeded their individual performance goals for 2010. Since Mr. Garrison was no longer an executive officer at the time of the Committee’s first quarter 2011 meeting, the Committee did not consider and assess Mr. Garrison’s contributions to the achievement of EOG’s overall company performance goals for 2010, nor Mr. Garrison’s achievement of his individual performance goals for 2010.

The Committee considers EOG’s overall company performance goals for a given year to be the individual performance goals of our CEO for such year. In considering Mr. Papa’s achievement of his individual performance goals for 2010, the Committee determined that Mr. Papa’s individual contribution to our meeting or exceeding several of our strategic and operational goals in 2010 was substantial. Moreover, the Committee determined that Mr. Papa’s leadership was integral to the significant progress we made in 2010 in transitioning from being primarily a natural gas company to primarily a liquids (crude oil and natural gas liquids) company. Accordingly, the Committee determined that Mr. Papa substantially achieved his individual performance goals for 2010.

At Mr. Papa’s request, the Committee has not increased Mr. Papa’s annual base salary since 2004 in order to prevent his annual base salary from becoming further disproportionate in comparison to the rest of our employees. To reward Mr. Papa for his individual contributions to EOG’s performance, in lieu of annual base salary increases and to further provide incentives to Mr. Papa and to retain Mr. Papa, the Committee may provide for greater bonus awards and equity-based compensation grants to Mr. Papa.

Alignment with Stockholder Interests

The Committee also believes that it is in the best interests of our stockholders for all of our executive officers to maintain a certain level of ownership in EOG. Therefore, the Committee has established stock ownership guidelines ranging from one times base salary for Vice Presidents to up to five times base salary for our CEO. Each Named Officer currently satisfies the guidelines. While none of the Named Officers have entered into any transactions to hedge the economic risks of EOG stock ownership, EOG’s policies do not explicitly prohibit such hedging transactions. However, all transactions involving EOG stock must comply with EOG’s Code of Conduct, EOG’s Insider Trading Policy and applicable law, including the public reporting provisions of Section 16 of the Exchange Act. Under our Code of Conduct, officers and employees are prohibited from trading in EOG stock based on material, non-public information about EOG.

Additionally, our Insider Trading Policy provides that any director or executive officer covered by Section 16 of the Exchange Act shall not hold EOG common stock in a margin account or pledge (with certain limited exceptions) such common stock as collateral for a loan. The limited exception to this prohibition is in instances where a director or executive officer wishes to pledge his shares of EOG common stock as collateral for a personal loan (other than a margin loan to purchase additional EOG common stock) and clearly demonstrates the financial ability to repay the loan without resort to the pledged securities. Any such exception must be submitted to the CEO or General Counsel for approval. In the limited circumstance where an exception is granted, EOG’s stock ownership guidelines specifically provide that any stock held as pledged securities are not counted in determining compliance with such ownership guidelines. However, none of the executive officers have pledged EOG common stock as collateral for a loan pursuant to this exception under our Insider Trading Policy.

Compensation Program Design

The Committee believes that appropriately balanced compensation components contribute to our success and that the best compensation philosophy is to put a substantial portion of the total compensation package at risk by tying it to both our financial and operational results and the performance of our Common Stock. The mix of stock options/SARs and restricted stock/restricted stock units in each executive officer’s compensation package is evaluated annually and will vary from time to time, as the Committee deems necessary to achieve a balance between incentive compensation, through stock options/SARs, and retention-directed compensation, through restricted stock/restricted stock units.

Restricted stock/restricted stock unit grants generally vest five years after the grant date, requiring the individual receiving the grant to remain with EOG for five years in order to receive any value from this component of his compensation. If the Committee determines that an executive officer does not have an unvested value in restricted stock/restricted stock units sufficient to provide an incentive to remain at EOG, and if the Committee has determined that the individual should receive additional equity-based compensation, then the Committee will typically grant more compensation in restricted stock/restricted stock units than in stock options/SARs.

Additionally, the Committee uses post-termination compensation and benefits as a significant component of the compensation packages for our Named Officers to reward each executive officer for his service to EOG on a long-term basis, to be competitive among peer companies from a recruiting and retention standpoint and to shift the focus of each executive officer to the day-to-day operations of EOG rather than job security concerns.

Consistent with the objectives described above, the compensation package of our CEO and the other Named Officers consists of the following components:

•	Base Salary

•	Bonus — Cash (Non-Equity Incentive) and Restricted Stock/Restricted Stock Units (Equity Incentive)

•	Stock Options/SARs

•	Restricted Stock/Restricted Stock Units

•	Post-Termination Compensation and Benefits

•	Other Compensation and Benefits

A more detailed discussion of each component of our compensation program is provided below. The Committee does not use any formulas to determine the amount of each component to be paid or delivered. Rather, each component of our compensation program is reviewed individually relative to the objectives of that component. In addition, the Committee reviews the aggregate of annual base salary and non-equity incentives and compares such amounts to that of our peer companies.

The Committee also annually compares each Named Officer’s total realized compensation, including stock option/SAR gains and the value realized on restricted stock/restricted stock unit vestings relative to three-year stockholder returns, to that of similarly situated executive officers at our peer companies to confirm that the size of the annual stock option/SAR and restricted stock/restricted stock unit grants is appropriate. Moreover, depending upon availability of up-to-date publications, the Committee also considers published market analyses and rankings in connection with its analysis of our CEO’s compensation package to aid in determining if his compensation package is delivering rewards commensurate with our stock performance. In 2010, the only published market analysis considered by the Committee in addition to the peer group compensation data compiled by Equilar was Forbes’ Special Report on CEO Compensation.

We currently do not have any policies in place regarding the adjustment or recovery of compensation payments or awards in the event that we are required to restate our financial statements. We believe that our accounting practices are conservative and, moreover, we have not been required to restate our financial statements at any time since becoming an independent company in 1999. Thus, the Committee has not deemed any adjustment or recovery policies to be necessary.

Further, we currently do not have any policies in place regarding the adjustment of compensation payments or awards due to amounts potentially realizable from such awards. The Committee follows the philosophy that stock options/SARs, for example, are granted with an incentive purpose, as compared to the retention purpose of restricted stock/restricted stock units. The Committee will, however, consider the amount and value of unvested restricted stock/restricted stock units, as further detailed below, in deciding whether to award restricted stock/restricted stock units instead of stock options/SARs as the equity portion of a Named Officer’s compensation package.

The Committee emphasizes the retention incentives provided by restricted stock/restricted stock unit awards when evaluating our compensation program, and our compensation program is weighted in favor of long-term compensation over currently paid compensation for this reason.

In general, the compensation program used with respect to our Named Officers corresponds to that used with respect to other employees of EOG. Substantially all of EOG’s employees are eligible for annual bonuses and annual equity grants as well as most of the benefits available to the Named Officers described under “Components of Our Compensation Program — Other Compensation and Benefits” below. Our CEO’s compensation package, however, is more substantial than that of most employees, including the other Named Officers. The Committee determined that this difference was acceptable based on its comparison of the compensation packages awarded to the chief executive officers of EOG’s peer companies. At his request, the Committee has not increased Mr. Papa’s annual base salary since 2004. Instead, the Committee has adjusted Mr. Papa’s compensation by allocating a significant portion of his compensation to restricted stock units that vest over time, which provide additional retention incentives. As a result, Mr. Papa has received more restricted stock units than the other Named Officers.

Components of Our Compensation Program

The following discussion describes the components of our compensation program and explains why we choose to pay each component and how we determine the amount to be paid or delivered. Except as described above with respect to grants of stock options/SARs and restricted stock/restricted stock units, decisions regarding an increase or other adjustment of a particular component will not affect decisions regarding the other components. The Committee views each component of our compensation program as independent, since each component was selected for a specific purpose.

Base Salary

•	Purpose: Base salary is used to attract talented individuals and to reward individual performance.

•	How amount is determined:

•	Each Named Officer, other than Messrs. Garrison and Driggers, has entered into an employment agreement with EOG that provides for a minimum annual base salary during the term of the agreement. The terms of each Named Officer’s employment agreement are described under “Employment Agreements” below.

•	The amount of annual base salary that is paid above the specified minimum is determined by the Committee based upon a review of the annual base salaries (adjusted for market capitalization) of similarly situated executive officers of our peer companies.

•	Moreover, the annual base salaries of the Named Officers are adjusted from time to time to account for fluctuations in the average annual base salaries (adjusted for market capitalization) of similarly situated executive officers of our peer companies, to help ensure retention and to reward individual performance and contributions.

The following table presents the adjustments to the annual base salary of each of our Named Officers granted by the Committee (except, as discussed in footnote (d) below, with respect to Mr. Garrison) at its third quarter 2010 meeting. The 2010 adjustments to the annual base salaries of Messrs. Leiker, Thomas, Plaeger, Garrison and Driggers were more (on both a dollars basis and percentage basis) than the adjustments granted in 2009 in order for such annual base salaries to remain competitive with the annual base salaries of similarly situated executive officers of our peer companies, to help ensure the retention of our executive officers and to reward the individual performance and contributions of our executive officers.

2010 Salary Adjustments

		Base Salary
		Effective
	Previous	September 1,	Percent
	Base Salary	2010	Increase
Name	($)	($)	(%)

Mark G. Papa(a)	$940,000	$940,000	0%
Loren M. Leiker(b)	$590,500	$625,500	5.9%
Gary L. Thomas(b)	$590,500	$625,500	5.9%
Frederick J. Plaeger, II(c)	$373,000	$395,400	6.0%
Robert K. Garrison(d)	$354,300	$374,300	5.6%
Timothy K. Driggers(e)	$340,000	$367,000	7.9%

(a)	At Mr. Papa’s request, Mr. Papa’s annual base salary has not been increased since 2004 in order to prevent his annual base salary from becoming further disproportionate in comparison to the rest of our employees. Instead, the Committee has adjusted Mr. Papa’s compensation by allocating a significant portion of his compensation to restricted stock units that vest over time.

(b)	The annual base salary increases were granted to reward Messrs. Leiker and Thomas for their outstanding performance, as the Committee determined that Messrs. Leiker and Thomas were doing an excellent job of running the day-to-day operations of EOG.

(c)	The Committee determined that Mr. Plaeger was performing well in his position of Senior Vice President and General Counsel and was contributing to the efforts of Messrs. Papa, Leiker and Thomas.

(d)	Mr. Garrison ceased to be an executive officer of EOG effective as of May 11, 2010, in connection with his appointment as the Executive Vice President and General Manager of our new office in San Antonio, Texas, but he is included as a “named executive officer” in this proxy statement pursuant to SEC requirements, as further discussed in footnote (h) to the “Summary Compensation Table” below. Since Mr. Garrison was no longer an executive officer at the time of the 2010 salary adjustments for our executive officers (i.e., at the time of the Committee’s third quarter 2010 meeting), his salary adjustment did not require review and approval by, and was not granted by, the Committee.

(e)	The Committee determined that Mr. Driggers was doing an excellent job overseeing our accounting and finance functions.

Bonus — Cash (Non-Equity Incentive)

•	Purpose: Annual bonuses are paid to reward each individual’s contribution to the achievement of our pre-determined financial and operational goals. Subject to the Committee’s discretion, for annual bonuses equal to or greater than $7,500, including that of each Named Officer (except our CEO), eighty percent (80%) of each annual bonus award is typically paid in cash and the remaining twenty percent (20%) is typically delivered in restricted stock or, if the employee is 62 years old or older or will reach age 62 (our normal retirement age) prior to the vesting of the restricted stock, restricted stock units (as further discussed below, the equity portion of the annual bonuses is typically delivered with a premium). The bonus award is allocated in this manner to provide an incentive to all employees, including the Named Officers, to remain at EOG, to place additional emphasis on our long-term strategy and to increase our focus on improving stockholder value.

•	How amount is determined:

•	A bonus target, which is payable in a combination of cash and equity, is set for each Named Officer either in such executive officer’s employment agreement or by the Committee, as applicable, and ranges from 60% to 100% of annual base salary, as detailed in the table below. The Committee may award bonuses above target levels to reward above-average company performance, to maintain a competitive position among our peer companies from a recruiting and retention viewpoint and to reward individual performance and contributions. Alternatively, if company or individual performance is poor, the Committee may, in its discretion, award bonuses below target levels or not award bonuses at all. Achievement by EOG above or below target levels generally affects all employees’ bonuses.

•	For 2010, the Committee determined the aggregate bonus pool to be 150% of target, based on overall company performance. Individual bonuses and award levels were then determined and delivered out of the pool, as described under “Compensation Committee Process” above. The Committee awarded annual bonuses totaling $6,591,702 to our Named Officers for 2010, which included a premium applied to the equity component of the bonuses as further detailed in the table below. See “Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)” below for discussion regarding the premium applied to the equity component of annual bonuses.

2010 Performance Bonus Awards

		Bonus	Cash Component		Equity Component
		Target	of Bonus		of Bonus			Total Bonus Value
	Current	(% of		(% of		Premium	After-Premium		(% of
Name	Salary ($)	Salary)	($)	Salary)	($)	Applied	Value ($)(a)	($)	Salary)

Mark G. Papa	$940,000	100%	$975,000	104%	$525,000	3.0	$1,574,946	$2,549,946	271%
Loren M. Leiker	$625,500	90%	$720,000	115%	$180,000	3.0	$539,921	$1,259,921	201%
Gary L. Thomas	$625,500	90%	$720,000	115%	$180,000	3.0	$539,921	$1,259,921	201%
Frederick J. Plaeger, II	$395,400	60%	$284,688	72%	$71,172	2.5	$177,885	$462,573	117%
Robert K. Garrison	$374,300	75%	$360,000	96%	$90,000	3.0	$269,960	$629,960	168%
Timothy K. Driggers	$367,000	60%	$264,240	72%	$66,060	2.5	$165,141	$429,381	117%

(a)	Reflects value delivered in restricted stock or restricted stock units, as the case may be (rounded down to a whole share), based on the closing price of our Common Stock on the NYSE on the date of grant of $106.20 per share.

•	The Committee determined that Mr. Papa’s 2010 bonus should be delivered 65% in cash such that the cash portion would be less than one million dollars and 35% in restricted stock units, with a 3.0 premium applied to the equity component of his bonus award.

•	In determining the actual bonus amount to be paid to each Named Officer, the Committee considers the Adjusted Non-GAAP Net Income goal set forth in our Executive Bonus Plan and described under “Objectives of Our Compensation Program — Accountability for Our Performance and Accountability for Individual Performance” above, and the amount of annual bonus paid in previous years. Our CEO reviews with the Committee each other Named Officer’s performance relative to the individual performance goals set by our CEO, following his discussions with the respective Named Officer.

•	Our Executive Bonus Plan (as amended and restated) was approved by our stockholders on April 28, 2010, effective as of January 1, 2010. Under the Executive Bonus Plan, the performance goal necessary for payment of bonuses to our executive officers is the achievement of positive Adjusted Non-GAAP Net Income, as reported in our year-end earnings release.

•	The Committee may adjust the bonus payable to a Named Officer above or below the target percentage based on its subjective evaluation of EOG’s achievement of certain pre-determined financial and operational goals. The Committee may also adjust the bonus payable to a Named Officer above or below the target percentage based on its subjective evaluation of the individual performance and contributions of the Named Officer. See “Objectives of Our Compensation Program — Accountability for Our Performance and Accountability for Individual Performance” above for discussion regarding these performance goals for 2010. The bonuses paid for 2010 for each Named Officer were above their target percentage, and higher (on both a dollars basis and percentage basis) than the bonuses paid for 2009, consistent with the increase in the aggregate bonus pool for 2010.

•	At the first Committee meeting of each year, management presents, and the Committee reviews and discusses, a performance report detailing our actual financial and operational results from the prior year and how these results compare with the performance goals set in the prior year. The Committee considers the achievement of these goals in its determination of the aggregate annual bonus pool, but it has the discretion to weigh the achievement or lack of achievement of the pre-determined goals as the Committee deems appropriate. The only goal that must be achieved for the payment of bonuses to our executive officers under our Executive Bonus Plan is positive Adjusted Non-GAAP Net Income.

•	The current maximum individual bonus for which any employee, including any Named Officer, is eligible during any calendar year is $3 million in cash and equity combined. This maximum is set forth in our Executive Bonus Plan.

•	Since Mr. Garrison was no longer an executive officer of EOG at the time of the determination of the annual bonuses for 2010 (i.e., at the time of the Committee’s first quarter 2011 meeting), Mr. Garrison’s annual bonus for 2010 did not require review and approval by, and was not granted by, the Committee.

Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)

•	Purpose: The Committee believes that restricted stock/restricted stock units represent an award that must effectively be “re-earned” over time due to the five-year “cliff” vesting of such awards, and thus provide a retention component to our compensation program. Employees, including the Named Officers, who voluntarily terminate their employment with EOG lose all of the benefit the unvested restricted stock/restricted stock unit awards would eventually provide, and employees, including the Named Officers, who retire prior to age 62 lose all or part of the benefit the unvested restricted stock/restricted stock unit awards would eventually provide (see “Potential Payments Upon Termination of Employment or Change of Control — Payments Made Upon Retirement” below). The Committee also believes that providing a portion of the annual bonus in restricted stock/restricted stock units puts additional emphasis on our long-term strategy and increases focus on improving stockholder value.

•	How the number of shares of restricted stock/restricted stock units is determined:

•	As discussed above, subject to the Committee’s discretion, for annual bonuses equal to or greater than $7,500, including that of each Named Officer (except our CEO), twenty percent (20%) of each employee’s annual bonus award is typically delivered in restricted stock/restricted stock units with a premium of up to three times the amount of such equity portion. This premium, which is determined by the Committee on a subjective basis, is applied to mitigate the risk of illiquidity and future declines in our stock price and to compensate for the five-year “cliff” vesting period of the restricted stock/restricted stock units. A “cliff” vesting period refers to a period, at the end of which the grant award vests in its entirety. As part of its philosophy, the Committee views higher restricted stock/restricted stock unit premiums as providing a greater retention incentive.

•	The percentage of the annual bonus award to be delivered in restricted stock/restricted stock units for ongoing retention purposes is at the Committee’s sole discretion.

•	Terms of restricted stock/restricted stock units:

•	Restricted stock/restricted stock units are awarded under our EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (as amended, “2008 Stock Plan”) and, prior to May 8, 2008, the effective date of the 2008 Stock Plan, were awarded under our 1992 Stock Plan. All outstanding awards under the 1992 Stock Plan will continue to be governed by the terms and conditions of the 1992 Stock Plan.

•	Awards generally “cliff” vest five years from the date of grant. Under our 2008 Stock Plan, except for grants to our Canadian employees (which must vest by December 31 of the third year following the year in which they are “earned” in order to avoid adverse tax consequences to the employee), awards of restricted stock/restricted stock units that vest more favorably than one-third each year or that have total vesting occurring in less than three years are limited to 5% of the shares authorized under the 2008 Stock Plan. In addition, if we accelerate the exercisability of any stock option/SAR or waive the vesting period of any award under the 2008 Stock Plan other than in connection with the death, disability or retirement of the award holder or a change of control of EOG, then, under our 2008 Stock Plan, the shares of our Common Stock subject to such acceleration or waiver will be deducted from the 5% limit described above.

•	Restricted stock units are granted instead of restricted stock if the employee is 62 years old or older or will reach age 62 prior to the grant’s vesting date in order to avoid adverse tax consequences to the employee under the Code. Age 62 is the age at which a “retirement” under the terms of the 2008 Stock Plan does not require management approval.

•	Restricted stock is subject to transferability restrictions during the applicable vesting period. Each recipient of restricted stock otherwise has the rights of a stockholder of EOG with respect to such shares of restricted stock during the applicable vesting period, including the right to vote the restricted stock. All dividends on unvested shares of restricted stock are not paid, but are credited to such holder for the future benefit of such holder. Upon the expiration of the applicable vesting period, unrestricted (vested) shares are delivered to the holder and all accumulated dividends attributable to the vested shares are paid to the holder. Any dividends on unvested restricted stock are forfeited in the same manner and at the same time as the respective shares of restricted stock to which they are attributable are forfeited.

Restricted stock units are similar in nature to restricted stock, except that in the case of a restricted stock unit, no shares of our Common Stock are actually transferred to a holder of a restricted stock unit until the expiration of the applicable vesting period. Accordingly, a holder of a restricted stock unit will not have the rights of a stockholder of EOG (e.g., voting rights) until shares of our Common Stock are transferred to the holder. All dividends declared on our Common Stock are credited to the holder of an unvested restricted stock unit for the future benefit of such holder. Upon the expiration of the applicable vesting period, all accumulated dividends attributable to the vested restricted stock unit are paid to the holder. Any dividends attributable to an unvested restricted stock unit are forfeited in the same manner and at the same time as the restricted stock unit to which they are attributable is forfeited.

•	In accordance with the 2008 Stock Plan and the 1992 Stock Plan, unvested restricted stock/restricted stock units shall vest or be forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. See “Potential Payments Upon Termination of Employment or Change of Control Table” below and the footnotes thereto for a discussion of the termination provisions with respect to restricted stock/restricted stock unit grants made to our Named Officers.

•	With regard to restricted stock or restricted stock units granted prior to April 28, 2010, the restrictions placed on each unvested share of restricted stock or restricted stock unit shall lapse upon the date (1) a press release is issued announcing a pending stockholder vote or other transaction which, if approved or consummated, would constitute a change in control (as defined in the 2008 Stock Plan or the 1992 Stock Plan, as appropriate) of EOG or (2) a tender offer or exchange offer is publicly announced or commenced which, if consummated, would constitute a change in control (as defined in the 2008 Stock Plan or the 1992 Stock Plan, as appropriate) of EOG.

•	At our 2010 annual meeting of stockholders, the stockholders approved an amendment to the 2008 Stock Plan modifying the provision regarding accelerated vesting upon a change of control of EOG such that the restrictions placed on each unvested share of restricted stock or restricted stock unit granted under the 2008 Stock Plan on or after April 28, 2010 (the date of our 2010 annual meeting stockholders) shall lapse only upon the effective date of the change of control and not merely upon the announcement of the potential change of control (as noted above). This amended accelerated vesting provision does not apply to grants made prior to April 28, 2010. Therefore, in accordance with the current 2008 Stock Plan (as amended in 2010), the restrictions placed on each unvested share of restricted stock or restricted stock units granted under the 2008 Stock Plan on or after April 28, 2010 shall lapse upon the effective date of a change in control of EOG.

Stock Options/SARs

•	Purpose: Stock options and/or SARs are granted annually to align the Named Officers’ interests with those of our stockholders and to reward our Named Officers when stockholder value is increased.

•	How the number of stock options/SARs is determined:

•	Subject to the Committee’s discretion, we typically grant stock options/SARs to substantially all of our employees on an annual basis. In deciding whether to award stock options/SARs, the Committee considers overall company performance and peer group compensation data. Stock option/SAR grants to the Named Officers are made separate from the pool approved for all of our other employees. The size of the employee pool is determined by reviewing (1) the current stock options/SARs outstanding as a percentage of our total shares outstanding and (2) the number of stock options/SARs granted per year as a percentage of our total shares outstanding, in each case versus that of our peer companies.

•	The size of the individual grant to each Named Officer is determined by reviewing the value of the grant of any stock options/SARs and restricted stock/restricted stock units versus the value of the total equity compensation package granted to similarly situated executive officers by our peer companies and by reviewing individual performance, the level of retention incentives currently in place and previous years’ grants (not including realized gains from those grants). In comparing grants made to similarly situated executive officers by our peer companies, the Committee considers our peers’ relative stockholder returns to ours and adjusts the level of grants accordingly.

•	Under our 2008 Stock Plan, no individual shall be granted more than 500,000 stock options or 500,000 SARs (in each case, plus the unused limit from the prior year) in any calendar year.

•	At its third quarter 2010 meeting, the Committee, in order to provide additional retention incentives to Mr. Papa with an equity instrument that does not involve an elective decision by Mr. Papa, did not award any stock options or SARs to Mr. Papa, but instead determined that his annual equity grant for 2010 should consist entirely of restricted stock units. The annual equity grants for 2010 for the other Named Officers consisted of a combination of SARs (as incentive compensation) and restricted stock/restricted stock units (as retention-directed compensation).

•	Terms of stock options/SARs:

•	Stock options/SARs are awarded under our 2008 Stock Plan and, prior to the effective date of the 2008 Stock Plan, were awarded under our 1992 Stock Plan. All outstanding awards under the 1992 Stock Plan will continue to be governed by the terms and conditions of the 1992 Stock Plan.

•	The Committee’s general practice is for stock options/SARs granted under our 2008 Stock Plan and 1992 Stock Plan to vest in 25% increments each year, over four years, and have an exercise price equal to the fair market value of our Common Stock on the date of grant. Under our 2008 Stock Plan, if we accelerate the exercisability of any stock option/SAR other than in connection with the death, disability or retirement of the award holder or a change of control of EOG, then, under our 2008 Stock Plan, the shares of our Common Stock subject to such acceleration will be deducted from the 5% limit under our 2008 Stock Plan described above in the discussion of the terms of our restricted stock/restricted stock units (see “Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)” above).

•	Stock options/SARs are generally exercisable for seven years from the date of grant.

•	Beginning with the 2006 annual grants, we began granting stock-settled SARs (i.e., that are settled in shares of our Common Stock) to our U.S. employees instead of traditional non-qualified stock options to lessen the dilutive impact of the grants on our stockholders.

•	Grant dates for annual stock option/SAR grants are typically set approximately two weeks after the date of the meeting of the Committee to allow time to allocate the pool of stock options/SARs to each employee. Grants for new hires and for reward or retention purposes are made on the first business day of the month following the date of hire or reward.

•	In accordance with the 2008 Stock Plan and the 1992 Stock Plan, unvested stock options/SARs shall vest and be fully exercisable or be forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. See “Potential Payments Upon Termination of Employment or Change of Control Table” below and the footnotes thereto for a discussion of the termination provisions with respect to stock option/SAR grants made to our Named Officers.

•	With regard to stock options/SARs granted prior to April 28, 2010, each unvested stock option/SAR shall vest and become fully exercisable upon the date (1) a press release is issued announcing a pending stockholder vote or other transaction which, if approved or consummated, would constitute a change in control (as defined in the 2008 Stock Plan or the 1992 Stock Plan, as appropriate) of EOG or (2) a tender offer or exchange offer is publicly announced or commenced which, if consummated, would constitute a change in control (as defined in the 2008 Stock Plan or the 1992 Stock Plan, as appropriate) of EOG.

•	At our 2010 annual meeting of stockholders, the stockholders approved an amendment to the 2008 Stock Plan modifying the provision regarding accelerated vesting upon a change of control of EOG such that each unvested stock option or SAR granted under the 2008 Stock Plan on or after April 28, 2010 (the date of our 2010 annual meeting stockholders) shall vest and become fully exercisable only upon the effective date of the change of control and not merely upon the announcement of the potential change of control (as noted above). This amended accelerated vesting provision does not apply to grants made prior to April 28, 2010. Therefore, in accordance with the current 2008 Stock Plan (as amended in 2010), each unvested stock option and SAR granted under the 2008 Stock Plan on or after April 28, 2010 shall vest and become fully exercisable upon the effective date of a change in control of EOG.

Restricted Stock/Restricted Stock Units

•	Purpose: Restricted stock/restricted stock units are granted annually as a method of retention and to further align the Named Officers’ interests with those of our stockholders. Restricted stock/restricted stock units also have been issued, and may be issued in the future, to the Named Officers from time to time as an inducement to enter into employment agreements or in recognition of significant achievements, such as the discovery of significant crude oil and natural gas reserves. As a retention mechanism, the Committee will award restricted stock/restricted stock units on a merit basis to maintain competitive compensation packages for valuable employees, including the Named Officers.

As noted above, the Committee believes restricted stock/restricted stock units represent an award that must effectively be “re-earned” over time due to the five-year “cliff” vesting of such awards. Employees, including the Named Officers, who voluntarily terminate their employment with EOG lose all of the benefit the unvested restricted stock/restricted stock unit awards would eventually provide, and employees, including the Named Officers, who retire prior to age 62 lose all or part of the benefit the unvested restricted stock/restricted stock unit awards would eventually provide (see “Potential Payments Upon Termination of Employment or Change of Control — Payments Made Upon Retirement” below). Pursuant to this philosophy, the Committee reviews annually the current amount and value of unvested restricted stock/restricted stock units held by each executive officer, including the Named Officers. If the Committee determines that an executive officer does not have an amount of unvested restricted stock/restricted stock units sufficient to provide an incentive to remain at EOG, and if the Committee has determined that the individual should receive additional equity-based compensation, then the Committee will typically grant more compensation in restricted stock/restricted stock units than in stock options/SARs.

•	How the number of shares of restricted stock/restricted stock units is determined:

•	Subject to the Committee’s discretion, we typically grant restricted stock/restricted stock units to our key employees on an annual basis. In deciding whether to award restricted stock/restricted stock units, the Committee considers overall company performance and peer group compensation data. Restricted stock/restricted stock units grants to the Named Officers are made separate from the pool approved for all of our other employees. The size of the employee pool is determined by reviewing (1) the current shares of restricted stock/restricted stock units outstanding as a percentage of our total shares outstanding and (2) the number of shares of restricted stock/restricted stock units granted per year as a percentage of our total shares outstanding, in each case versus that of our peer companies.

•	The size of the individual grant to each Named Officer is determined by reviewing the value of the grant of any restricted stock/restricted stock units and stock options/SARs versus the value of the total equity compensation package granted to similarly situated executive officers by our peer companies and by reviewing individual performance, the level of retention incentives currently in place and previous years’ grants (not including value realized from those grants). In comparing grants made to similarly situated executive officers by our peer companies, the Committee considers our peers’ relative stockholder returns to ours and adjusts the level of grants accordingly.

•	In addition, the Committee reviews from time to time the recruiting and retention conditions in the oil and gas industry and considers if additional long-term incentive awards are necessary for retention.

•	The Committee also reviews from time to time current levels of unvested restricted stock/restricted stock units for each of the Named Officers to ensure that an adequate number of unvested restricted stock/restricted stock units remain to promote the retention purpose of the restricted stock/restricted stock unit grants.

•	As noted above, in order to provide additional retention incentives to Mr. Papa, the Committee did not award any stock options or SARs to Mr. Papa, but instead determined that his annual equity grant for 2010 should consist entirely of restricted stock units. The annual equity grants for 2010 for the other Named Officers consisted of a combination of SARs (as incentive compensation) and restricted stock/restricted stock units (as retention-directed compensation).

•	Terms of restricted stock/restricted stock units:

•	Grant dates for annual restricted stock/restricted stock unit grants are typically set approximately two weeks after the date of the meeting of the Committee to allow time to allocate the pool of restricted stock/restricted stock units to each employee. Grants for new hires and for reward or retention purposes are made on the first business day of the month following the date of hire or reward.

•	See “Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)” above for a summary of the other terms of our restricted stock/restricted stock units.

Post-Termination Compensation and Benefits

The components of our post-termination compensation and benefits, and the events that trigger those benefits, are discussed under “Potential Payments Upon Termination of Employment or Change of Control” below. Each Named Officer, other than Mr. Garrison, has a change of control agreement that provides benefits, in addition to the EOG Resources, Inc. Change of Control Severance Plan (as amended, “Change of Control Severance Plan”) that applies to all employees, because the Committee believes that the risk of job loss in connection with a change of control is higher for executive officers and the time necessary to secure appropriate new employment may be longer. In the event of a change of control of EOG, Mr. Garrison would be subject to the terms and conditions of our Change of Control Severance Plan.

The Committee believes that these change of control benefits are a retention device in a competitive market and believes that our Named Officers should be compensated if they (1) are involuntarily terminated (other than for cause) after a change of control of EOG, (2) voluntarily terminate their employment with EOG under circumstances that constitute “good reason” (as defined in the applicable agreement or plan) or (3) other than with respect to Mr. Garrison, terminate their employment with EOG for any reason during the 30-day period beginning six months after a change of control of EOG, which the Committee believes is sufficient time to determine if there is potential for a long-term employment relationship with the acquiring company.

Other Compensation and Benefits

•	Deferral Plan.

•	To allow certain key employees, including the Named Officers, to reduce their current compensation, thereby reducing current taxable income, we maintain the Deferral Plan under which a percentage of annual base salary, annual bonus and Savings Plan refunds resulting from excess deferrals in our Savings Plan may be deferred to a later specified date.

•	The Deferral Plan pays at-market mutual fund investment returns or treats deferrals as if they were invested in our Common Stock, based upon participant elections, and does not credit above-market or preferential earnings. EOG does not guarantee returns on deferrals or the principal amount of participants’ deferrals.

•	We may make contributions to the Deferral Plan on behalf of the Named Officers in the event of a reduction in benefits under our retirement plans due to either statutory and/or plan earnings limits or because the executive officer elects to defer annual base salary into the Deferral Plan. These contributions (“Make-Whole Contributions”) are intended to provide the entire contribution amount to the executive officer’s retirement accounts as if there were no statutory or other limitations.

•	Perquisite Allowances. Each Named Officer, other than Messrs. Garrison and Driggers, receives a perquisite allowance of 3% of his respective annual base salary to be used for certain enumerated items; Messrs. Garrison and Driggers each receive an annual perquisite allowance of $2,600. The perquisite allowance is not “grossed up” to account for income taxes. We provide a perquisite allowance rather than pay for perquisites on an individual basis to lessen the administrative burden of documentation for individual items. Named Officers do not have to submit reimbursement requests for the enumerated items and are able to select among various perquisites as they believe appropriate.

•	Employee Stock Purchase Plan. Each Named Officer has the opportunity to participate in the EOG Resources, Inc. Employee Stock Purchase Plan (as amended, “ESPP”) to the same extent as all other employees. The ESPP allows employees to purchase our Common Stock at a 15% discount to the closing price of our Common Stock as of certain dates, with no commission or fees, subject to certain limitations specified in the ESPP.

•	Medical, Life, Disability and Retirement Plans. Each Named Officer participates in the same benefit plans available to all of our employees. We have no executive officer medical, life or disability plans, nor do we have supplemental retirement benefits for our executive officers, other than the Make-Whole Contributions described under “Deferral Plan” above.

•	Sporting Event Tickets. We provide tickets to local sporting events for use by all employees. Executive officers, including the Named Officers, have first priority over use of these tickets. These items are included in the taxable income of the Named Officers based on their use, and include “gross-ups” to account for income taxes.

•	Service Awards. Named Officers participate in our service award program that recognizes years of service provided to EOG to the same extent as all other employees.

•	Subsidized Parking. We offer subsidized parking to all of our employees in Houston, Texas. Income is imputed for the amount of the parking subsidy that exceeds the maximum allowable as a nontaxable fringe benefit under the Code. The imputed income does not include “gross-ups” to account for income taxes.

Tax and Accounting Considerations

In setting the components of our compensation program, the Committee considers the impact of the following tax and accounting provisions:

•	Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction for a fiscal year to public companies for compensation over $1 million paid individually to the principal executive officer and the three most highly compensated executive officers of a company (other than the principal executive officer or the principal financial officer), as reported in that company’s most recent proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Historically, we have structured the key component of our long-term incentive compensation in the form of stock option/SAR grants that comply with the statute. Our Executive Bonus Plan, discussed above, also complies with the statute. The Committee is committed to preserving the deductibility of compensation under Section 162(m) whenever practicable, but does grant awards that are non-deductible, such as restricted stock/restricted stock units, when it believes such grants are in the best interests of EOG and our stockholders.

•	Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC Topic 718”). ASC Topic 718 requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. Our equity awards to the Named Officers are structured to comply with the requirements of ASC Topic 718 to maintain the appropriate equity accounting treatment.

•	Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan or arrangement are to be included in an individual’s current gross income to the extent that such deferrals are not subject to a substantial risk of forfeiture and have not previously been included in the individual’s gross income, unless certain requirements are met. We structure our nonqualified deferred compensation plans and arrangements, including our Deferral Plan, executive officer employment agreements, change of control agreements, severance plans and agreements, and incentive plans, each to the extent they are subject to Section 409A, to be in compliance with Section 409A. We do not currently grant any discounted stock options to which Section 409A may apply.

•	Code Section 280G and Code Section 4999. We consider the impact of Sections 280G and 4999 of the Code in determining our post-termination compensation, and provide reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control of EOG would be subject to an excise tax under Section 4999 of the Code.

Salary and Bonus in Proportion to Total Compensation

The Committee reviews the aggregate of the annual base salary and annual bonus for each of our Named Officers and compares such totals to the corresponding amounts paid to similarly situated executive officers of our peer companies (taking into consideration their market capitalization compared to EOG’s market capitalization). Under our compensation program, the value of the combined annual base salary and annual bonus for each of our Named Officers is approximately 27% to 44% of their total respective compensation, which is generally less than the corresponding percentages of annual base salary and annual bonus compensation paid to similarly situated executive officers of a majority of our peer companies. The Committee has determined that this weighted proportion is in the best interests of EOG and our stockholders because it is consistent with the Committee’s belief that our compensation program should be tied in part to our stock price performance so as to align our Named Officers’ interests with those of our stockholders.

SUMMARY COMPENSATION TABLE

The following table summarizes certain information regarding compensation paid or accrued during 2010, 2009 and 2008 to the Named Officers.

							Change in
							Pension Value
							and Nonqualified
					Stock	Non-Equity	Deferred
					Option/SAR	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)

Mark G. Papa	2010	$940,000		$10,824,891		$975,000		$346,454	$13,086,345
Chairman of the Board and	2009	976,154		10,525,571		825,000		386,977	12,713,702
Chief Executive Officer	2008	940,000		11,538,420		1,000,000		395,842	13,874,262
Loren M. Leiker	2010	$601,269		$2,963,268	$2,406,379	$720,000		$198,460	$6,889,376
Senior Executive Vice	2009	602,481		3,661,235	458,475	540,000		202,603	5,464,794
President, Exploration	2008	552,846		2,903,456	479,741	648,000		203,603	4,787,646
Gary L. Thomas	2010	$601,269		$2,963,268	$2,406,379	$720,000		$190,548	$6,881,464
Senior Executive Vice	2009	602,481		3,661,235	458,475	540,000		200,440	5,462,631
President, Operations	2008	552,846		2,903,456	479,741	648,000		211,856	4,795,899
Frederick J. Plaeger, II	2010	$379,892		$782,612	$600,994	$284,688		$84,724	$2,132,910
Senior Vice President and General Counsel
Robert K. Garrison	2010	$362,761		$1,056,757	$256,424	$360,000		$217,361	$2,253,303
Executive Vice President,	2009	361,488		652,340	263,623	268,000		109,373	1,654,824
Exploration(h)	2008	331,154		1,485,093	275,851	324,000		142,210	2,558,308
Timothy K. Driggers	2010	$348,308		$760,086	$600,994	$264,240		$84,145	$2,057,773
Vice President and	2009	346,154		472,462	194,852	192,000		88,139	1,293,607
Chief Financial Officer	2008	316,154		318,832	203,890	232,000		72,179	1,143,055

(a)	Amounts represent annual base salary received by the Named Officers. EOG’s employees are paid on a bi-weekly basis and generally receive twenty-six paychecks per calendar year. However, in 2009, EOG employees, including the Named Officers, received twenty-seven paychecks due to the final payroll being processed a day earlier due to the January 1, 2010 holiday.

(b)	Amounts are reported as “Non-Equity Incentive Plan Compensation” since these cash amounts were awarded by the Committee under the Executive Bonus Plan. These awards are described in further detail under “Compensation Discussion and Analysis — Components of Our Compensation Program — Bonus — Cash (Non-Equity Incentive)” above.

(c)	Amounts represent the grant date fair value of restricted stock/restricted stock unit awards under the terms of the 2008 Stock Plan based on the closing price of EOG’s Common Stock on the NYSE on the date of grant. Restricted stock/restricted stock unit awards vest five years from the date of grant.

(d)	Amounts represent the grant date fair value of SAR awards under the terms of the 2008 Stock Plan estimated using the Hull-White II binomial option pricing model. For a discussion of the assumptions used, see footnote (e) to the “Grants of Plan-Based Awards Table for 2010” below.

(e)	The total amount awarded for 2010 to each of the Named Officers is as follows: Mr. Papa, $2,549,946; Mr. Leiker, $1,259,921; Mr. Thomas, $1,259,921; Mr. Plaeger, $462,573; Mr. Garrison, $629,960; and Mr. Driggers, $429,381. Of the total amount awarded, the following amount of the 2010 bonus award was delivered in restricted stock/restricted stock units: Mr. Papa, $1,574,946; Mr. Leiker, $539,921; Mr. Thomas, $539,921; Mr. Plaeger, $177,885; Mr. Garrison, $269,960; and Mr. Driggers, $165,141. Since the grant of restricted stock/restricted stock units constituting the equity component of 2010 bonuses was made in 2011, no amount in respect of the awards is included in the “Stock Awards” column for 2010 of the above table.

The total amount awarded for 2009 to each of the Named Officers is as follows: Mr. Papa, $1,649,969; Mr. Leiker, $944,913; Mr. Thomas, $944,913; Mr. Garrison, $468,942; and Mr. Driggers, $311,922. Of the total amount awarded, the following amount of the 2009 bonus award was delivered in restricted stock/restricted stock units: Mr. Papa, $824,969; Mr. Leiker, $404,913; Mr. Thomas, $404,913; Mr. Garrison, $200,942; and Mr. Driggers, $119,922. Since the grant of restricted stock/restricted stock units constituting the equity component of 2009 bonuses was made in 2010, the grant date fair value of the awards is included in the “Stock Awards” column for 2010 of the above table.

The total amount awarded for 2008 to each of the Named Officers is as follows: Mr. Papa, $1,999,971; Mr. Leiker, $1,134,035; Mr. Thomas, $1,134,035; Mr. Garrison, $567,040; and Mr. Driggers, $377,022. Of the total amount awarded, the following amount of the 2008 bonus award was delivered in restricted stock/restricted stock units: Mr. Papa, $999,971; Mr. Leiker, $486,035; Mr. Thomas, $486,035; Mr. Garrison, $243,040; and Mr. Driggers, $145,022. Since the grant of restricted stock/restricted stock units constituting the equity component of 2008 bonuses was made in 2009, the grant date fair value of the awards is included in the “Stock Awards” column for 2009 of the above table.

(f)	We maintain the Deferral Plan under which a percentage of annual base salary, annual bonus and Savings Plan refunds resulting from excess deferrals in our Savings Plan may be deferred to a later specified date. Since the Deferral Plan does not credit above-market or preferential earnings, no earnings have been reported.

(g)	All Other Compensation for 2010 consists of:

•	Matching contributions under the Savings Plan, our contributions on behalf of each Named Officer to the EOG Resources, Inc. Money Purchase Pension Plan (as amended, “Money Purchase Pension Plan”) and our contributions on behalf of each Named Officer to the Deferral Plan as follows: Mr. Papa, $289,500; Mr. Leiker, $150,940; Mr. Thomas, $150,940; Mr. Plaeger, $69,336; Mr. Garrison, $84,564; and Mr. Driggers, $73,846; and

•	Perquisites and other personal benefits consisting of (1) cash perquisite allowances for each of the Named Officers, including $28,200 for Mr. Papa; (2) flex dollars provided to each of the Named Officers to be used to pay for medical, dental, employee life and accidental death and dismemberment coverage on a pre-tax basis; (3) use of EOG’s sporting event tickets by Messrs. Papa, Leiker, Thomas and Plaeger (including a gross-up for payment of taxes); (4) payments for vacation not taken in 2009 to Messrs. Papa, Leiker, and Thomas; (5) reimbursement to Messrs. Papa, Leiker and Plaeger for EOG-requested spouse travel (including a gross-up for payment of taxes); (6) imputed income for each Named Officer for the amount of our parking subsidy which exceeds the maximum allowable as a nontaxable fringe benefit under the Code; and (7) relocation expenses of $115,400 for Mr. Garrison (in connection with his appointment as Executive Vice President and General Manager of our new office in San Antonio, Texas), consisting of reimbursement of his moving expenses of $85,875 and a relocation payment to Mr. Garrison of $29,525.

(h)	From February 2007 to May 11, 2010, Mr. Garrison served as our Executive Vice President, Exploration. Effective May 11, 2010, Mr. Garrison was appointed to serve as the Executive Vice President and General Manager of our new office in San Antonio, Texas and ceased to be an executive officer of EOG as of such date. However, he is included as a “Named Officer” in this proxy statement pursuant to SEC requirements because (1) he was an executive officer of EOG for a portion of 2010 and (2) his total compensation for 2010 exceeded that of Mr. Plaeger.

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2010

The following table summarizes certain information regarding grants made to each of the Named Officers during 2010 under any plan.

										All Other
										Stock
									All Other	Option/SAR
									Stock	Awards;	Exercise
									Awards;	Number of	or Base	Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Number of	Securities	Price of	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Underlying	Stock	of Stock
	Approval	Grant	Plan Awards			Plan Awards			Stock or	Stock	Option/SAR	and Stock
	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options/SARs	Awards	Option/SAR
Name	(a)	(b)	($)	($)	($)	($)	($)	($)	(#)(c)	(#)(d)	($/Sh)	Awards($)(e)

Mark G. Papa	02/22/10	03/01/10							8,716			$824,969
	09/08/10	09/24/10							108,565			$9,999,922
Loren M. Leiker	02/22/10	03/01/10							4,278			$404,913
	09/08/10	09/24/10							27,775	75,075	$92.11	$4,964,734
Gary L. Thomas	02/22/10	03/01/10							4,278			$404,913
	09/08/10	09/24/10							27,775	75,075	$92.11	$4,964,734
Frederick J. Plaeger, II	02/22/10	03/01/10							1,505			$142,448
	09/08/10	09/24/10							6,950	18,750	$92.11	$1,241,158
Robert K. Garrison	02/22/10	03/01/10							2,123			$200,942
	05/18/10	05/18/10							2,500			$257,100
	09/08/10	09/24/10							6,500	8,000	$92.11	$855,139
Timothy K. Driggers	02/22/10	03/01/10							1,267			$119,922
	09/08/10	09/24/10							6,950	18,750	$92.11	$1,241,158

(a), (b)	Grant dates are set approximately two weeks after the date the grants are approved by the Committee to allow time for individual managers to allocate the approved pools to employees. The Committee determines the grant amount for each Named Officer to be granted on the same future grant date as other employees. The May 18, 2010 grant of restricted stock units to Mr. Garrison was approved on May 18, 2010 and was effective on such date, in connection with Mr. Garrison’s transfer to EOG’s new San Antonio, Texas office and his appointment as Executive Vice President and General Manager of such office. Because Mr. Garrison was no longer an executive officer of EOG at the time of the May 18, 2010 and September 24, 2010 grants, such grants did not require review and approval by, and were not granted by, the Committee.

(c)	All restricted stock/restricted stock units granted March 1, 2010 were in connection with the annual bonus for 2009. The bonus target (as a percentage of the Named Officer’s annual base salary) for 2009 for each Named Officer was as follows: Mr. Papa, 100%; Mr. Leiker, 90%; Mr. Thomas, 90%; Mr. Plaeger, 60%; Mr. Garrison, 75%; and Mr. Driggers, 60%. The premium applied to the equity component of each Named Officer’s bonus for 2009 was as follows: Mr. Papa, 1.0; Mr. Leiker, 3.0; Mr. Thomas, 3.0; Mr. Plaeger, 2.5; Mr. Garrison, 3.0; and Mr. Driggers, 2.5. As a result of a portion of each Named Officer’s bonus for 2009 being delivered in restricted stock/restricted stock units, the Named Officers received the following shares of restricted stock/restricted stock units: Mr. Papa, 8,716; Mr. Leiker, 1,426; Mr. Thomas, 1,426; Mr. Plaeger, 602; Mr. Garrison, 708; and Mr. Driggers, 507. As a result of the application of the premium to the equity component of each Named Officer’s bonus for 2009, the Named Officers received the following additional shares of restricted stock/restricted stock units: Mr. Papa, 0; Mr. Leiker, 2,852; Mr. Thomas, 2,852; Mr. Plaeger, 903; Mr. Garrison, 1,415; and Mr. Driggers, 760. For a discussion of the restricted stock/restricted stock units delivered as a portion of each Named Officer’s bonus for 2009 and the application of, and our rationale for, the premium applied to the equity component of annual bonuses, see “Compensation Discussion and Analysis — Components of Our Compensation Program — Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)” above.

The grant date fair value of the restricted stock/restricted stock units granted March 1, 2010 plus the 2009 Non-Equity Incentive Plan Compensation in the “Summary Compensation Table” above represent the total value delivered for the 2009 annual bonus for each Named Officer. Restricted stock/restricted stock units vest five years from the date of grant. For further information, see “Compensation Discussion and

Analysis — Components of Our Compensation Program — Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive) — Terms of restricted stock/restricted stock units” above.

(d)	SARs awarded to the other Named Officers vest at the cumulative rate of 25% per year, commencing on the first anniversary of the date of grant.

(e)	The grant date fair value for the restricted stock/restricted stock units granted (1) on March 1, 2010 was $94.65 per share, (2) on May 18, 2010 was $102.84 per share and (2) on September 24, 2010 was $92.11 per share. The grant date fair value of each stock option/SAR grant is estimated using the Hull-White II binomial option pricing model. We used the following assumptions for the SARs awarded to the Named Officers on September 24, 2010: a dividend yield of 0.7%, expected volatility of 39.81%, a risk-free interest rate of 0.85% and a weighted-average expected life of 5.6 years. Based on the Hull-White II binomial option pricing model, using the above assumptions, the value of the SARs granted to the Named Officers was $32.053 per share. The actual value, if any, a recipient may realize will depend on the excess of our stock price over the exercise price on the date the SARs are exercised.

MATERIAL TERMS OF PLAN-BASED AWARDS

The vesting schedule of all stock options/SARs and restricted stock/restricted stock units awarded to the Named Officers is described under footnotes (c) and (d) to the “Grants of Plan-Based Awards Table for 2010” above. In accordance with the terms of our 2008 Stock Plan and 1992 Stock Plan, no dividends or other distributions will be delivered on unvested shares of restricted stock/restricted stock units, but the value of any dividends or distributions declared on our Common Stock will be credited by us to the account of the Named Officer (with no interest) with respect to those unvested shares or units. When a portion of the restricted stock/restricted stock units vests, we will deliver the accumulated dividends or distributions attributable to such portion to the respective Named Officer in cash. The value of dividends and distributions are forfeited under the same circumstances that the restricted stock/restricted stock units are forfeited, as described under “Compensation Discussion and Analysis — Components of Our Compensation Program — Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)” above. At no time during 2010 were any outstanding awards re-priced or otherwise modified. Moreover, there are no performance-based or market-based conditions applicable to any of the awards described above, except to the extent that restricted stock/restricted stock units are granted as equity incentive compensation under the Executive Bonus Plan.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END TABLE

The following table summarizes certain information regarding unexercised stock options/SARs and unvested shares of restricted stock/restricted stock units outstanding as of December 31, 2010 (based on the closing price of our Common Stock on the NYSE of $91.41 per share on such date) for each of the Named Officers.

	Stock Option/SAR Awards						Stock Awards
				Equity							Equity
				Incentive						Equity	Incentive
				Plan						Incentive	Plan Awards:
				Awards:						Plan Awards:	Market or
				Number of						Number of	Payout Value
	Number of	Number of		Securities						Unearned	of Unearned
	Securities	Securities		Underlying			Number of		Market Value	Shares, Units	Shares, Units
	Underlying	Underlying		Unexercised	Stock		Shares or		of Shares or	or Other	or Other
	Unexercised	Unexercised		Unearned	Option/SAR	Stock	Units of Stock		Units of Stock	Rights that	Rights that
	Stock	Stock		Stock	Exercise	Option/SAR	that Have		that Have	Have Not	Have Not
	Options/SARs	Options/SARs		Options/SARs	Price	Expiration	Not Vested		Not Vested	Vested	Vested
Name	Exercisable (#)	Unexercisable (#)		(#)	($)	Date	(#)		($)	(#)	($)

Mark G. Papa	300,000				$19.50	08/06/13	531,204	(f)	$48,557,358
	165,000				$62.98	08/15/12
	200,000				$60.99	09/20/13
Loren M. Leiker	20,000				$17.68	07/31/11	163,195	(g)	$14,917,655
	48,000				$16.83	08/07/12
	80,000				$19.50	08/06/13
	55,000				$62.98	08/15/12
	65,000				$60.99	09/20/13
	9,375	3,125	(a)		$73.83	09/20/14
	7,500	7,500	(b)		$88.81	09/17/15
	3,750	11,250	(c)		$81.86	09/18/16
		75,075	(d)		$92.11	09/24/17
Gary L. Thomas	100,000				$17.68	07/31/11	163,195	(g)	$14,917,655
	120,000				$16.83	08/07/12
	100,000				$19.50	08/06/13
	55,000				$62.98	08/15/12
	65,000				$60.99	09/20/13
	9,375	3,125	(a)		$73.83	09/20/14
	7,500	7,500	(b)		$88.81	09/17/15
	3,750	11,250	(c)		$81.86	09/18/16
		75,075	(d)		$92.11	09/24/17
Frederick J. Plaeger, II	9,375	3,125	(e)		$75.78	05/01/14	27,668	(h)	$2,529,132
	3,750	1,250	(a)		$73.83	09/20/14
	3,375	3,375	(b)		$88.81	09/17/15
	1,750	5,250	(c)		$81.86	09/18/16
		18,750	(d)		$92.11	09/24/17
Robert K. Garrison	10,000				$17.68	07/31/11	73,357	(i)	$6,705,563
	34,000				$17.54	08/07/12
	32,000				$20.44	08/06/13
	25,000				$62.98	08/15/12
	25,000				$60.99	09/20/13
	5,625	1,875	(a)		$73.83	09/20/14
	4,312	4,313	(b)		$88.81	09/17/15
	2,156	6,469	(c)		$81.86	09/18/16
		8,000	(d)		$92.11	09/24/17
Timothy K. Driggers	7,000				$62.98	08/15/12	28,724	(j)	$2,625,661
	15,000				$60.99	09/20/13
	3,750	1,250	(a)		$73.83	09/20/14
	3,187	3,188	(b)		$88.81	09/17/15
	1,593	4,782	(c)		$81.86	09/18/16
		18,750	(d)		$92.11	09/24/17

(a)	The unexercisable SARs vest one hundred percent (100%) on September 20, 2011.

(b)	The unexercisable SARs vest fifty percent (50%) on September 17, 2011 and fifty percent (50%) on September 17, 2012.

(c)	The unexercisable SARs vest in one-third increments on September 18, 2011, September 18, 2012 and September 18, 2013.

(d)	The unexercisable SARs vest in twenty-five percent (25%) increments on September 24, 2011, September 24, 2012, September 24, 2013 and September 24, 2014.

(e)	The unexercisable SARs vest one hundred percent (100%) on May 1, 2011.

(f)	The unvested restricted stock units vest as follows: 14,981 units on March 8, 2011; 75,000 units on February 26, 2012; 12,916 units on March 6, 2012; 50,000 units on September 20, 2012; 4,092 units on March 3, 2013; 50,000 units on April 17, 2013; 50,000 units on September 17, 2013; 21,934 units on March 2, 2014; 75,000 units on March 16, 2014; 60,000 units on September 18, 2014; 8,716 units on March 1, 2015; and 108,565 units on September 24, 2015. Of the unvested units, 62,639 units were granted in connection with annual bonuses.

(g)	The unvested restricted stock/restricted stock units vest as follows: 6,421 units on March 8, 2011; 30,000 shares/units on February 26, 2012; 6,798 shares/units on March 6, 2012; 8,333 shares/units on September 20, 2012; 3,929 shares/units on March 3, 2013; 15,000 shares/units on April 17, 2013; 5,000 shares/units on September 17, 2013; 10,661 shares/units on March 2, 2014; 25,000 shares/units on March 16, 2014; 20,000 shares/units on September 18, 2014; 4,278 units on March 1, 2015; and 27,775 units on September 24, 2015. Of the unvested shares/units, 32,087 shares/units were granted in connection with annual bonuses.

(h)	The unvested restricted stock/restricted stock units vest as follows: 4,000 shares on May 1, 2012; 3,333 shares on September 20, 2012; 901 shares on March 3, 2013; 2,250 shares on September 17, 2013; 3,729 shares on March 2, 2014; 5,000 shares on September 18, 2014; 1,505 shares on March 1, 2015; and 6,950 units on September 24, 2015. Of the unvested shares/units, 6,135 shares/units were granted in connection with annual bonuses.

(i)	The unvested restricted stock/restricted stock units vest as follows: 2,890 units on March 8, 2011; 3,500 shares on September 20, 2011; 25,000 shares on February 26, 2012; 3,173 shares on March 6, 2012; 5,000 shares on September 20, 2012; 1,965 shares on March 3, 2013; 7,500 shares on April 17, 2013; 2,875 shares on September 17, 2013; 5,331 shares on March 2, 2014; 5,000 shares on September 18, 2014; 2,123 units on March 1, 2015; 2,500 units on May 18, 2015; and 6,500 units on September 24, 2015. Of the unvested shares/units, 15,482 shares/units were granted in connection with annual bonuses.

(j)	The unvested restricted stock/restricted stock units vest as follows: 1,124 units on March 8, 2011; 1,500 shares on December 4, 2011; 1,179 shares on March 6, 2012; 3,000 shares on July 1, 2012; 3,333 shares on September 20, 2012; 1,065 shares on March 3, 2013; 2,125 shares on September 17, 2013; 3,181 shares on March 2, 2014; 4,000 shares on September 18, 2014; 1,267 shares on March 1, 2015; and 6,950 shares on September 24, 2015. Of the unvested shares/units, 7,816 shares/units were granted in connection with annual bonuses.

STOCK OPTION/SAR EXERCISES AND
RESTRICTED STOCK/RESTRICTED STOCK UNITS VESTED TABLE FOR 2010

The following table summarizes certain information regarding exercises of stock options/SARs and vesting of restricted stock/restricted stock units during 2010 for each of the Named Officers.

			Restricted Stock/
	Stock Option/SAR Awards		Restricted Stock Unit Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)

Mark G. Papa			24,857	$2,430,517
Loren M. Leiker			7,943	$776,667
Gary L. Thomas	48,000	$4,428,818	7,943	$776,667
Frederick J. Plaeger, II
Robert K. Garrison			5,586	$542,589
Timothy K. Driggers			2,571	$245,977

PENSION BENEFITS

We currently have no defined benefit pension plans covering any of the Named Officers.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2010

The following table provides certain information regarding the deferral of compensation by our Named Officers under our Deferral Plan. The Deferral Plan is our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

			Aggregate
	Executive	Registrant	Earnings	Aggregate
	Contributions	Contributions	(Loss) in	Withdrawals/	Aggregate
	in 2010	in 2010	2010	Distributions	Balance at 2010
Name	($)(a)	($)(b)	($)(c)	($)	Year End ($)(d)

Mark G. Papa	$45,000	$293,923	$561,903		$4,727,774
Loren M. Leiker		$130,772	$444,580		$2,601,179
Gary L. Thomas	$30,064	$130,772	$284,793		$2,201,061
Frederick J. Plaeger, II		$40,473	$57,765		$363,095
Robert K. Garrison		$58,173	$132,767		$1,524,976
Timothy K. Driggers	$13,000	$45,523	$34,288		$343,467

(a)	One hundred percent (100%) of these amounts are reported in the “Salary” column (for 2010) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Papa, $0; Mr. Leiker, $0; Mr. Thomas, $30,064; Mr. Plaeger, $0; Mr. Garrison, $0; and Mr. Driggers, $0.

(b)	One hundred percent (100%) of these amounts are reported in the “All Other Compensation” column (for 2009) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Papa, $0; Mr. Leiker, $0; Mr. Thomas, $130,772; Mr. Plaeger, $0; Mr. Garrison, $0; and Mr. Driggers, $0.

(c)	Amounts included in this column do not include above-market or preferential earnings (of which there were none) and, accordingly, these amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column (for 2010) of the “Summary Compensation Table” above.

(d)	The amount of the aggregate balance as of December 31, 2010 that has been contributed by the Named Officer and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers is: Mr. Papa, $1,041,375; Mr. Leiker, $1,041,875; Mr. Thomas, $904,426; Mr. Plaeger, $136,000; Mr. Garrison, $784,185; and Mr. Driggers, $152,610. The amount of the aggregate balance as of December 31,

2010 that has been contributed by EOG and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers is: Mr. Papa, $2,059,674; Mr. Leiker, $808,742; Mr. Thomas, $834,169; Mr. Plaeger, $70,643; Mr. Garrison, $280,383; and Mr. Driggers, $127,307. The amount of the aggregate balance as of December 31, 2010 invested in a phantom stock account and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers is: Mr. Papa, $875,268 (9,575 shares); Mr. Leiker, $0; Mr. Thomas, $527,008 (5,765 shares); Mr. Plaeger, $0; Mr. Garrison, $382,101 (4,180 shares); and Mr. Driggers, $0.

Under our Deferral Plan, each Named Officer can elect to defer up to 50% of his annual base salary, up to 100% of the cash portion of his annual bonus award and/or Savings Plan refunds resulting from excess deferrals in our Savings Plan. Deferral elections are irrevocable and generally must be made prior to the first day of the calendar year during which the compensation would be earned.

Deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds; or (2) a phantom stock account, in which deferrals are treated as if they had purchased our Common Stock at the closing price on the date such deferred compensation would otherwise have been paid, and includes reinvestment of dividends.

Participants in the Deferral Plan may elect a lump-sum payout or annual installment payout for up to 15 years following their separation from service, disability or death. If a participant elects to defer funds into a phantom stock account, distributions will be made in shares of our Common Stock. A participant may also elect to receive his account balance in a lump sum upon a change of control of EOG (as defined in the Deferral Plan).

A participant may receive an in-service distribution in the following ways:

•	through a special deferral account, under which distribution of all or a part of a participant’s account balance can be made over a period of one to five years beginning after the first anniversary of the election; or

•	through a hardship distribution, in which the Board committee responsible for administering the plan (in its sole discretion) grants the participant’s request for a distribution based on unforeseeable circumstances causing urgent and severe financial hardship for the participant.

EMPLOYMENT AGREEMENTS

Messrs. Papa, Leiker, Thomas and Plaeger have each entered into an employment agreement with us. The material terms of the employment agreements are described below, other than the provisions regarding termination and compensation upon termination, which are described under “Potential Payments Upon Termination of Employment or Change of Control” below.

Mr. Papa, under his employment agreement effective June 15, 2005, currently serves as our Chairman of the Board and CEO at a minimum annual base salary of $940,000 and a target annual bonus of 100% of his annual base salary. The bonus may be delivered in a combination of cash and/or equity awards, as determined by the Committee. As a long-term incentive, Mr. Papa is also eligible to receive grants under our 2008 Stock Plan or such other equity compensation plans established from time to time by us, consistent with similarly situated executive officers. Effective March 16, 2009, the term of Mr. Papa’s employment agreement was extended until May 31, 2012. As an inducement to sign the extension, Mr. Papa was granted 75,000 restricted stock units under our 2008 Stock Plan. After May 31, 2012, his employment agreement will be automatically renewed annually for successive one-year terms unless we or Mr. Papa provides a 120-day notice of intent not to renew. In the event Mr. Papa’s employment agreement is not renewed pursuant to such notice and he remains employed by EOG beyond the expiration of the term of his employment agreement, including any renewals, Mr. Papa’s employment shall convert to a month-to-month relationship terminable at any time by either EOG or Mr. Papa for any reason.

Mr. Leiker, under his employment agreement effective June 15, 2005, currently serves as our Senior Executive Vice President, Exploration at an annual base salary of $625,500 and a target annual bonus of 90% of his annual base salary. The bonus may be delivered in a combination of cash and/or equity awards, as determined by the Committee. As a long-term incentive, Mr. Leiker is also eligible to receive grants under our 2008 Stock Plan or such other equity compensation plans established from time to time by us, consistent with similarly situated executive officers. Effective March 16, 2009, the term of Mr. Leiker’s employment agreement was extended until May 31, 2012 and the minimum annual base salary set forth in his employment agreement was increased from $445,000 to $575,000 (Mr. Leiker’s then-current annual base salary). As an inducement to sign the extension, Mr. Leiker was granted 25,000 shares of restricted stock under our 2008 Stock Plan. After May 31, 2012, his employment agreement will be automatically renewed annually for successive one-year terms unless we or Mr. Leiker provides a 120-day notice of intent not to renew. In the event Mr. Leiker’s employment agreement is not renewed pursuant to such notice and he remains employed by EOG beyond the expiration of the term of his employment agreement, including any renewals, Mr. Leiker’s employment shall convert to a month-to-month relationship terminable at any time by either EOG or Mr. Leiker for any reason.

Mr. Thomas, under his employment agreement effective June 15, 2005, currently serves as our Senior Executive Vice President, Operations at an annual base salary of $625,500 and a target annual bonus of 90% of his annual base salary. The bonus may be delivered in a combination of cash and/or equity awards, as determined by the Committee. As a long-term incentive, Mr. Thomas is also eligible to receive grants under our 2008 Stock Plan or such other equity compensation plans established from time to time by us, consistent with similarly situated executive officers. Effective March 16, 2009, the term of Mr. Thomas’s employment agreement was extended until May 31, 2012 and the minimum annual base salary set forth in his employment agreement was increased from $445,000 to $575,000 (Mr. Thomas’s then-current annual base salary). As an inducement to sign the extension, Mr. Thomas was granted 25,000 restricted stock units under our 2008 Stock Plan. After May 31, 2012, his employment agreement will be automatically renewed annually for successive one-year terms unless we or Mr. Thomas provides a 120-day notice of intent not to renew. In the event Mr. Thomas’s employment agreement is not renewed pursuant to such notice and he remains employed by EOG beyond the expiration of the term of his employment agreement, including any renewals, Mr. Thomas’s employment shall convert to a month-to-month relationship terminable at any time by either EOG or Mr. Thomas for any reason.

Mr. Plaeger, under his employment agreement effective April 23, 2007, currently serves as our Senior Vice President and General Counsel at an annual base salary of $395,400 and a target annual bonus of 60% of his annual base salary. The bonus may be delivered in a combination of cash and/or equity awards, as determined by the Committee. As a long-term incentive, Mr. Plaeger is also eligible to receive grants under our 2008 Stock Plan or such other equity compensation plans established from time to time by us, consistent with similarly situated executive officers. Effective April 30, 2010, the term of Mr. Plaeger’s employment agreement was automatically renewed for a one-year term and will be automatically renewed for successive one-year terms unless we or Mr. Plaeger provides a 120-day notice of intent not to renew. In the event Mr. Plaeger’s employment agreement is not renewed pursuant to such notice and he remains employed by EOG beyond the expiration of the term of his employment agreement, including any renewals, Mr. Plaeger’s employment shall convert to a month-to-month relationship terminable at any time by either EOG or Mr. Plaeger for any reason.

The employment agreements of each of Messrs. Papa, Leiker, Thomas and Plaeger contain confidentiality obligations that generally specify, among other things, that all information, ideas, concepts, improvements, discoveries and inventions that are conceived, made, developed or acquired by the Named Officer during their respective employment at EOG that relate to our business, products or services are our sole and exclusive property. In addition, as part of the consideration for the compensation and benefits payable under the employment agreements, the employment agreements each provide certain non-competition obligations for each Named Officer. The extension to Mr. Papa’s employment agreement described above also contains an early termination provision that allows Mr. Papa to retire at any time after he reaches age 65, with the consent of our Board (which retirement would be considered a voluntary termination under his employment agreement), and that further provides, in such case, that his non-competition obligations to EOG under his employment agreement would expire immediately and we would have no further obligations to Mr. Papa under his employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

If a Named Officer is terminated other than as a result of a change of control of EOG, the terms of his employment agreement, if any, described below would govern any payments received. As noted above, each of our Named Officers, other than Messrs. Garrison and Driggers, has entered into an employment agreement with us.

If a change of control of EOG occurs and a Named Officer is terminated, the terms of each Named Officer’s change of control agreement, along with our retention bonus plan described under “Payments Made Upon a Change of Control — Retention Bonus Plan” below, govern any payments received. Each of our Named Officers, other than Mr. Garrison, has entered into a change of control agreement with us. In a change of control event, Mr. Garrison would be subject to the terms and conditions of our Change of Control Severance Plan, which is applicable to all of our employees.

Payments Made Upon Termination Under Employment Agreements

The employment agreement for each Named Officer who has entered into an employment agreement with EOG is generally described under “Employment Agreements” above. The following describes payments to be received under the employment agreements in the event of termination of employment for the specified reason. In each case, the Named Officer shall remain entitled to receive any compensation and benefits earned and accrued as of the termination date and as provided in the applicable plan document. In accordance with the 2008 Stock Plan and the 1992 Stock Plan, upon termination of employment, unvested restricted stock/restricted stock units shall vest or be forfeited, and unvested stock options/SARs shall vest and be fully exercisable or be forfeited, based on the reasons for termination, as set forth in each grant agreement.

Involuntary Termination

Under each employment agreement, the following constitute an “involuntary termination”:

•	with respect to the CEO, termination at the discretion of the Board, and with respect to the other Named Officers, termination at the discretion of management, in each case for any reason other than for cause and prior to the expiration of the term of the agreement; or

•	termination by the Named Officer as a result of a material breach of the agreement by EOG that remains uncorrected for 30 days following written notice of such breach.

The “Potential Payments Upon Termination of Employment or Change of Control Table” below describes payments to be made under the employment agreements of Messrs. Papa, Leiker, Thomas and Plaeger.

Voluntary Termination

Each Named Officer has the right under his employment agreement to terminate the agreement prior to the end of the term for any reason. If the Named Officer chooses to terminate his employment voluntarily, he will be entitled only to annual base salary and any other compensation and benefits earned and payable through the termination date. He will not be entitled to any bonus or other incentive compensation not yet paid as of the termination date.

Cause

If the Named Officer is terminated for cause, as determined by the Board with respect to our CEO, or by the Board or management with respect to the other Named Officers, he will be entitled only to annual base salary and any other compensation and benefits earned and payable through the termination date. He will not be entitled to any bonus or other incentive compensation not yet paid as of the termination date.

Incapacity or Death

If the Named Officer becomes incapacitated or dies, he or his estate, as the case may be, will be entitled only to annual base salary and benefits earned and payable through the termination date. He or his estate, as the case may be, will not be entitled to any bonus or other incentive compensation not yet paid as of the termination date. He or his estate, as the case may be, will also receive benefits in accordance with any of our applicable disability or life insurance plans to the same extent as any of our employees.

Payments Made Upon Termination Under EOG Resources, Inc. Severance Pay Plan

Messrs. Garrison and Driggers are subject to the terms and conditions of the EOG Resources, Inc. Severance Pay Plan (“Severance Pay Plan”). The following describes payments to be received under the Severance Pay Plan in the event of termination of employment for the specified reason. In accordance with the 2008 Stock Plan and the 1992 Stock Plan, upon termination of employment, unvested restricted stock/restricted stock units shall vest or be forfeited, and unvested stock options/SARs shall vest and be fully exercisable or be forfeited, based on the reasons for termination, as set forth in each grant agreement.

Involuntary Termination

Eligible employees who are terminated by EOG other than for cause may receive a lump-sum severance payment. The amount of the lump-sum severance payment will be determined by management, but may not exceed 52 weeks of base salary.

Voluntary Termination

An employee who voluntarily terminates employment with EOG is not eligible for severance pay.

Cause

Employees terminated for cause are not eligible for severance pay. However, an employee may generally receive two weeks of base salary if the employee returns to EOG a properly executed waiver and release of claims following termination.

Incapacity or Death

Termination of employment by reason of incapacity or death is not covered by the Severance Pay Plan.

Payments Made Upon Retirement

Retirement at or After Age 62

Retirement is not addressed in any Named Officer’s employment agreement. Thus, in the event a Named Officer retires at or after age 62, he would be entitled to the same benefits as any other of our retiring employees, including benefits under our plans described under “Retirement Plans” below. In addition, in accordance with the terms of the applicable plan and grant agreements, upon any employee’s retirement at or after age 62,

•	all restrictions on restricted stock units lapse and the shares are released six months after the retirement date; and

•	all unvested stock options/SARs become vested and fully exercisable on the date of retirement.

Early Retirement and Involuntary Termination (Not for Cause) at or After Age 55

Early retirement is also not addressed in any Named Officer’s employment agreement. Thus, in the event a Named Officer chooses to retire at or after age 55 but prior to age 62 and the retirement is designated in writing by management as a “Company-approved retirement prior to age 62,” he would be entitled to the same benefits as any other employee whose retirement was designated as a “Company-approved retirement prior to age 62,” including benefits under our plans described under “Retirement Plans” below. Each Named Officer is eligible for early retirement upon reaching the age of 55 and completing five years of service with EOG. In order to be designated a “Company-approved retirement prior to age 62,” the employee must agree to enter into a six-month non-competition agreement with us. In addition to benefits under the plans described below and in accordance with the terms of the applicable plan and grant agreements, upon any employee’s Company-approved retirement at or after age 55 but prior to age 62,

•	for unvested grants of restricted stock/restricted stock units, restrictions will lapse six months following the effective date of an EOG-approved retirement on 20% of the restricted stock/restricted stock units for each whole year that has passed since the grant date; and

•	all unvested stock options/SARs become vested and fully exercisable six months following the effective date of an EOG-approved retirement, in each case, provided that all provisions of the employee’s non-competition agreement are satisfied.

In the event a Named Officer is eligible for early retirement but is involuntarily terminated by EOG other than for cause, such termination will be treated as a “Company-approved retirement prior to age 62,” in which case the Named Officer must agree to enter into a six-month non-competition agreement. Upon satisfactory completion of the six-month non-competition period, the Named Officer will receive the benefits described above as well as the severance benefits described for such Named Officer in the “Potential Payments Upon Termination of Employment or Change of Control Table” below.

In the event a Named Officer elected retirement or early retirement prior to the expiration of the term of his employment agreement, it would be considered a “Voluntary Termination” under his employment agreement. In the event of a “Voluntary Termination,” the non-competition obligations of each Named Officer subject to an employment agreement will extend until one year following the date of the termination. In accordance with our policy on “Company-approved retirement prior to age 62,” the Named Officers will receive the benefits described above upon the satisfaction of the six-month non-competition agreement entered into at the time of early retirement, but, to the extent subject to an employment agreement, will remain subject to the full term of the non-competition provision of their respective employment agreement.

Retirement Plans

We maintain our Savings Plan, a defined contribution plan that qualifies under Section 401(a) of the Code, under which we currently match 100% of an employee’s pre-tax contributions up to 6% of the employee’s annual base salary, subject to statutory limits.

We also maintain our Money Purchase Pension Plan, a non-contributory, defined contribution plan that qualifies under Section 401(a) of the Code, under which we contribute 3% to 9%, depending on an employee’s age and years of service with EOG, of the employee’s annual base salary and bonus (prior to the application of the premium discussed above under “Compensation Discussion and Analysis — Components of our Compensation Program — Bonus — Restricted Stock/Restricted Stock Units (Equity Incentive)”), subject to certain statutory limits. In 2010, the contribution percentage for each of the Named Officers was 9%, except for Mr. Driggers for whom the contribution percentage was 7%.

In addition, we may provide Make-Whole Contributions to the Named Officers pursuant to the Deferral Plan.

Payments Made Upon a Change of Control

In the event of a change of control of EOG, each Named Officer is entitled to benefits under the following plans and agreements. In addition to the payments described below, in accordance with the 2008 Stock Plan (as amended and approved by the stockholders at our 2010 annual meeting of stockholders), the restrictions placed on each unvested share of restricted stock or restricted stock unit granted under the 2008 Stock Plan on or after April 28, 2010 shall lapse, and each unvested stock option or SAR granted under the 2008 Stock Plan on or after April 28, 2010 shall vest and become fully exercisable, upon the effective date of a change of control of EOG. With regard to stock options, SARs, restricted stock or restricted stock units granted prior to April 28, 2010, upon the announcement of a potential change of control of EOG and in accordance with the applicable plans and grant agreements, all unvested stock options and SARs will vest and be fully exercisable, and all restrictions on unvested restricted stock and restricted stock units will lapse.

Change of Control Agreements

Each Named Officer, other than Mr. Garrison, has entered into a change of control agreement with us. Under the change of control agreements, “change of control” is defined as:

•	the acquisition by any person of beneficial ownership of 20% or more of either (A) the then-outstanding shares of our Common Stock or (B) the combined voting power of our then-outstanding voting securities (“Voting Securities”) entitled to vote generally in the election of directors; provided, however, that the following acquisitions will not constitute a change of control: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan sponsored by us or our affiliates, (4) any acquisition by any corporation that complies with subclauses (A), (B) and (C) of the third bullet point below or (5) an acquisition by a Qualified Institutional Investor (as defined in each change of control agreement);

•	individuals who constituted the Board as of May 3, 2005 (“Incumbent Director”) ceasing for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after May 3, 2005 shall be deemed to be an Incumbent Director if their election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the then-Incumbent Directors (except in certain circumstances);

•	consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of the assets or stock of another entity (“Business Combination”), other than a Business Combination (A) which would result in all or substantially all of the persons that were beneficial owners of our Common Stock and Voting Securities outstanding immediately prior to the Business Combination continuing to beneficially own more than 60% of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination, in substantially the same proportions as their ownership immediately prior to the Business Combination, (B) in which no person is or becomes the beneficial owner of 20% or more of the then-outstanding shares of our Common Stock or the combined voting power of our then-outstanding Voting Securities, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of our Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

•	approval by our stockholders of a complete liquidation or dissolution of EOG.

Under the change of control agreements, if a Named Officer’s employment is terminated:

•	within two years after a change of control of EOG, by us for any reason (other than for cause or by reason of death, disability or retirement) or by the Named Officer under circumstances defined in the agreement as “good reason”; or

•	by the Named Officer for any reason during the 30-day period beginning six months after a change of control of EOG;

then, the Named Officer will receive:

•	the Named Officer’s annual base salary and compensation for earned but unused vacation time accrued through the termination date but not previously paid to the Named Officer;

•	a severance benefit of 2.99 times his annual base salary plus two times his target annual bonus, each as in effect immediately prior to the change of control or, if increased, immediately prior to the termination date, whichever is greater;

•	Money Purchase Pension Plan contributions and Savings Plan matching amounts that would have been made if the Named Officer had continued to be employed for three years following the date of termination and, in the case of the Savings Plan matching amounts, assuming that the Named Officer had continued to contribute to the Savings Plan during such three-year period at their then-current contribution level;

•	up to three years of uninterrupted participation in our medical and dental plans from time to time then in effect, with such participation ending upon the Named Officer’s eligibility for participation in a major medical and dental plan of another employer;

•	an additional three years of age and service credits for eligibility in our retiree medical coverage;

•	outplacement services, not to exceed $50,000; and

•	reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control would be subject to an excise tax under Section 4999 of the Code.

If a Named Officer’s employment is terminated within two years of a change of control of EOG for cause, as a result of death, disability or retirement or by the Named Officer for other than good reason, the Named Officer will be entitled only to annual base salary and any other compensation and benefits earned and payable through the termination date.

Change of Control Severance Plan

Mr. Garrison has not entered into a change of control agreement with EOG. In the event of a change of control of EOG, Mr. Garrison would be subject to the terms and conditions of our Change of Control Severance Plan, which is applicable to all employees that are classified either as a regular full-time or regular part-time employee and not covered under an individual change of control agreement or any collective bargaining agreement with us or our affiliates. Pursuant to such plan, an eligible employee who is involuntarily terminated on or within two years after a change of control of EOG would receive a severance payment equal to the greater of (A) six months base pay or (B) the aggregate sum of (1) two weeks of base pay per year of service or portion thereof, plus (2) one month base pay for each $10,000 or portion thereof of the employee’s annual base pay, plus (3) one month of base pay for each five percent (5%) of the employee’s annual target bonus award opportunity, if any, or portion thereof under the bonus program in effect immediately prior to the change of control or on the termination date, if greater. Also pursuant to such plan, the “aggregate present value” (as defined under Section 1274(b)(2) of the Code) of such severance payment shall not exceed the lesser of the following amounts: (A) 2.99 multiplied by the “base amount” (as defined under Section 280G(b)(3) of the Code) or (B) three times the sum of (1) the eligible employee’s annual base pay and (2) 100% of the eligible employee’s annual bonus target award (if any) as in effect immediately prior to the effective date of the change of control (or, if no annual bonus target has been set for the year in which the change of control occurs, the annual bonus target for the immediately prior year) or, if increased, 100% of the eligible employee’s annual bonus target award as in effect immediately prior to the eligible employee’s last date of employment by reason of such involuntary termination. Additionally, our Change of Control Severance Plan provides for the reimbursement of any excise tax, interest and penalties incurred if payments or benefits received due to a change of control of EOG would be subject to an excise tax under Section 4999 of the Code.

Retention Bonus Plan

In order to ensure continuity of operations in the event of a change of control of EOG, a retention bonus plan would become effective and applicable to all eligible employees, including our Named Officers. To be eligible to receive the retention bonus, an employee must remain employed by us through the effective date of the change of control (as defined in our Change of Control Severance Plan) and be employed by the acquiring company 180 days after the effective date of the change of control or be involuntarily terminated (as defined in our Change of Control Severance Plan) by the acquiring company on or within 180 days after the effective date of the change of control. Eligible employees would receive a bonus equal to the most recent bonus they had received under our annual bonus program, payable upon the earlier of 180 days after the effective date of the change of control or upon such involuntary termination.

Potential Payments to Each Named Officer

The tables below reflect estimates of the amount of compensation that would be paid to each Named Officer in the event of his termination of employment as a result of each of the circumstances described above and assume that any termination was effective as of December 31, 2010. The actual amounts to be paid can only be determined at the time of the Named Officer’s actual termination.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR
CHANGE OF CONTROL TABLE(a)

Mark G. Papa

		Involuntary
		Termination	Involuntary
	Voluntary	(Not for	Termination	Change of	Death or	Normal	Early
Executive Benefits and	Termination	Cause)	(For Cause)	Control	Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)	($)(b)	($)	($)(c)	($)(d)	($)

Cash Severance		$3,760,000 (f)		$4,690,600 (g)
Stock Options/SARs
Restricted Stock/Units		$48,557,358 (h)		$48,557,358 (i)	$48,557,358	$48,557,358
Health Benefits(j)				$41,878
Unused Vacation(k)	$12,089	$12,089	$12,089	$12,089	$12,089	$12,089
All Other(l)				$147,500
Total:	$12,089	$52,329,447	$12,089	$53,449,425	$48,569,447	$48,569,447

Loren M. Leiker

		Involuntary
		Termination	Involuntary
	Voluntary	(Not for	Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)	(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)	($)(b)	($)		($)(c)	($)	($)(e)

Cash Severance		$1,683,638 (m)		$2,996,145	(g)
Stock Options/SARs		$181,875 (n)		$181,875	(i)	$181,875		$181,875
Restricted Stock/Units		$4,837,509 (n)		$14,917,655	(i)	$14,917,655		$4,837,509
Health Benefits(j)				$47,789
Unused Vacation(k)	$6,616	$6,616	$6,616	$6,616		$6,616		$6,616
All Other(l)				$147,500
Total:	$6,616	$6,709,638	$6,616	$18,297,580		$15,106,146		$5,026,000

Gary L. Thomas

		Involuntary
		Termination	Involuntary
	Voluntary	(Not for	Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)	(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)(b)	($)	($)(b)	($)		($)(c)	($)	($)(e)

Cash Severance		$1,683,638 (m)		$2,996,145	(g)
Stock Options/SARs		$181,875 (n)		$181,875	(i)	$181,875		$181,875
Restricted Stock/Units		$4,837,509 (n)		$14,917,655	(i)	$14,917,655		$4,837,509
Health Benefits(j)				$23,922
Unused Vacation(k)	$12,029	$12,029	$12,029	$12,029		$12,029		$12,029
All Other(l)				$147,500
Total:	$12,029	$6,715,051	$12,029	$18,279,126		$15,111,559		$5,031,413

Frederick J. Plaeger, II

		Involuntary
		Termination	Involuntary
	Voluntary	(Not for	Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)	(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)	($)	($)(b)	($)		($)(c)	($)	($)(e)

Cash Severance		$632,640 (o)		$1,656,726	(g)
Stock Options/SARs				$129,731	(i)	$129,731
Restricted Stock/Units		$677,074 (p)		$2,529,132	(i)	$2,529,132
Health Benefits(j)				$55,468
Unused Vacation
All Other(l)				$147,500
Total:		$1,309,714		$4,518,557		$2,658,863

Robert K. Garrison

		Involuntary
		Termination	Involuntary
	Voluntary	(Not for	Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)	(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)	($)	($)(b)	($)		($)(c)	($)	($)(e)

Cash Severance		$374,300 (q)	$14,396	$1,883,512	(r)
Stock Options/SARs		$105,955 (n)		$105,955	(i)	$105,955		$105,955
Restricted Stock/Units		$2,926,857 (n)		$6,705,563	(i)	$6,705,563		$2,926,857
Health Benefits
Unused Vacation(k)	$2,744	$2,744	$2,744	$2,744		$2,744		$2,744
All Other
Total:	$2,744	$3,409,856	$17,140	$8,697,774		$6,814,262		$3,035,556

Timothy K. Driggers

		Involuntary
		Termination	Involuntary
	Voluntary	(Not for	Termination	Change of		Death or	Normal	Early
Executive Benefits and	Termination	Cause)	(For Cause)	Control		Disability	Retirement	Retirement
Payments Upon Termination	($)	($)	($)(b)	($)		($)(c)	($)	($)

Cash Severance		$367,000 (o)	$14,115	$1,537,730	(g)
Stock Options/SARs				$75,932	(i)	$75,932
Restricted Stock/Units		$852,033 (p)		$2,625,661	(i)	$2,625,661
Health Benefits(j)				$18,660
Unused Vacation
All Other(l)				$147,500
Total:		$1,219,033	$14,115	$4,405,483		$2,701,593

(a)	We engaged Ernst & Young (“E&Y”) to determine if any portion of the payments described in this “Potential Payments Upon Termination of Employment or Change of Control Table” could potentially be subject to excise tax for purposes of Code Sections 280G and 4999. Based on the information provided by us and the calculations performed by E&Y, none of the Named Officers, except for Mr. Plaeger, exceeded their respective safe harbor amounts, as defined in Code Section 280G; thus, none of the payments to Messrs. Papa, Leiker, Thomas, Garrison and Driggers are subject to excise tax and no reimbursements are required. The payments to Mr. Plaeger would result in an excise tax gross-up payment of $1,160,544.

(b)	No additional compensation is paid if the Named Officer voluntarily terminates his employment or if the Named Officer is involuntarily terminated for cause, with the exception of Messrs. Garrison and Driggers, who would receive two weeks of annual base salary upon signing a waiver and release of claims if terminated for cause in accordance with the Severance Pay Plan.

(c)	In accordance with our 2008 Stock Plan, 1992 Stock Plan and the related grant agreements, upon death or disability, 100% of unvested stock options/SARs will vest and be fully exercisable and all restrictions on restricted stock/restricted stock units will lapse. The amounts represent the value of each Named Officer’s unvested stock options/SARs and restricted stock/restricted stock units as of December 31, 2010.

(d)	Of the Named Officers only Mr. Papa was of normal retirement age (age 62 or older) as of December 31, 2010. In accordance with the 2008 Stock Plan, the 1992 Stock Plan and the related grant agreements, upon retirement, all restrictions on restricted stock units will lapse six months after the retirement date. The amount represents the value of Mr. Papa’s unvested restricted stock units as of December 31, 2010; however, the actual value of the restricted stock units will be subject to market risk during the six-month period.

(e)	In order to be designated a “Company-approved retirement prior to age 62,” the employee must agree to enter into a six-month non-competition agreement. In accordance with the 2008 Stock Plan, the 1992 Stock Plan and the related grant agreements, upon satisfactory completion of the six-month non-competition agreement, 100% of unvested stock options/SARs will vest and be fully exercisable and the restrictions on 20% of restricted stock/restricted stock units will lapse for each whole year that has passed since the grant date. The above presentation assumes that (1) all unvested stock options/SARs vest and become fully exercisable and (2) the Named Officer becomes entitled to all shares of restricted stock/restricted stock units to which he would be entitled under his grant agreements as of December 31, 2010. However, the actual value of any stock options/SARs and restricted stock/restricted stock units will be subject to market risk during the six-month term of the non-competition agreement. The number of stock options/SARs that will vest for each of the Named Officers with at least five years of service that is age 55 or greater and less than age 62 is as follows: Mr. Leiker, 96,950; Mr. Thomas, 96,950; and Mr. Garrison, 20,657. The number of restricted stock/restricted stock units that will vest for each of the Named Officers that is age 55 or greater and less than age 62 is as follows: Mr. Leiker, 52,921; Mr. Thomas, 52,921; and Mr. Garrison, 32,019. Mr. Plaeger and Mr. Driggers were not eligible for early retirement as of December 31, 2010.

(f)	In accordance with Mr. Papa’s employment agreement, this amount was calculated as two times the sum of his then-current annual base salary of $940,000 and his annual bonus award opportunity of $940,000, as this amount is greater than the annual base salary and annual bonus award he would have received from the date of termination through the end of his employment agreement if his employment had continued.

(g)	In accordance with the Named Officer’s change of control agreement, this amount was calculated as 2.99 times his annual base salary plus two times his target annual bonus. The annual base salary for each of the Named Officers is as follows: Mr. Papa, $940,000; Mr. Leiker, $625,500; Mr. Thomas, $625,500; Mr. Plaeger, $395,400; and Mr. Driggers, $367,000. The target annual bonus for each of the Named Officers is as follows: Mr. Papa, $940,000; Mr. Leiker, $562,950; Mr. Thomas, $562,950; Mr. Plaeger, $237,240; and Mr. Driggers, $220,200.

(h)	Mr. Papa is eligible for normal retirement; therefore, termination is treated as a “retirement at or after age 62.” In accordance with the 2008 Stock Plan, the 1992 Stock Plan and the related grant agreements, upon retirement, all restrictions on restricted stock units will lapse six months after the retirement date. The amount represents the value of Mr. Papa’s unvested restricted stock units as of December 31, 2010; however, the actual value of the restricted stock units will be subject to market risk during the six-month period.

(i)	In accordance with the 2008 Stock Plan (as amended in 2010), the restrictions placed on each unvested share of restricted stock or restricted stock unit granted under the 2008 Stock Plan on or after April 28, 2010 shall lapse, and each unvested stock option or SAR granted under the 2008 Stock Plan on or after April 28, 2010 shall vest and become fully exercisable, upon the effective date of a change of control of EOG. With regard to stock options, SARs, restricted stock and restricted stock units granted prior to April 28, 2010, upon the announcement of a potential change of control of EOG and in accordance with the 2008 Stock Plan, 1992 Stock Plan and applicable grant agreements, all unvested stock options and SARs will vest and become fully exercisable, and all restrictions on unvested restricted stock and restricted stock units will lapse. The amounts shown represent the value of each Named Officer’s unvested stock options/SARs and restricted stock/restricted stock units as of December 31, 2010. The value of unvested stock options/SARs and restricted stock/restricted stock units in respect of grants made on or after April 28, 2010 that would not vest until the effective date of a change of control of EOG and that would, accordingly, be subject to both vesting and market risk between the announcement of the potential change of control and the effective date of the change of control is as follows for each Named Officer: Mr. Papa, $9,923,927; Mr. Leiker, $2,538,913; Mr. Thomas, $2,538,913; Mr. Plaeger, $635,300; Mr. Garrison, $822,690; and Mr. Driggers, $635,300.

(j)	Health Benefits include the estimated value of (1) three years participation in our medical and dental plans, based on each Named Officer’s elections as of December 31, 2010 and (2) three years age and service credits under our retiree medical insurance coverage.

(k)	Amount represents the portion of unused vacation as of December 31, 2010 that would be paid to the Named Officer.

(l)	“All Other” includes (1) the estimated value of the Money Purchase Pension Plan contributions and the Savings Plan matching contributions, had the Named Officer continued to be employed for three years based on the contribution rates as of December 31, 2010, and (2) $50,000 in outplacement services.

(m)	In accordance with the Named Officer’s employment agreement, this amount is the annual base salary and annual bonus award he would have received from the date of termination through the end of the term of his employment agreement if his employment had continued, as this amount is greater than the sum of his then-current annual base salary and his annual award bonus opportunity. The then-current annual base salary for each of Messrs. Leiker and Thomas was $625,500. The annual bonus award opportunity for each of Messrs. Leiker and Thomas was $562,950.

(n)	The Named Officer is eligible for early retirement; therefore, termination is treated as a “Company-approved retirement prior to age 62,” in which the employee must agree to enter into a six-month non-competition agreement. Upon satisfactory completion of the six-month non-competition agreement, 100% of unvested stock options/SARs will vest and be fully exercisable and the restrictions on 20% of restricted stock/restricted stock units will lapse for each whole year that has passed since the grant date. The above presentation assumes that (1) all unvested stock options/SARs vest and become fully exercisable and (2) the Named Officer becomes entitled to all shares of restricted stock/restricted stock units to which he would be entitled under his grant agreements as of December 31, 2010. However, the actual value of any stock options/SARs and restricted stock/restricted stock units will be subject to market risk during the six-month term of the non-competition agreement. The number of stock options/SARs that will vest and become fully exercisable for Messrs. Leiker and Thomas is 96,950, and for Mr. Garrison is 20,657. The number of restricted stock/restricted stock units for which the restrictions will lapse for Messrs. Leiker and Thomas is 52,921, and for Mr. Garrison is 32,019.

(o)	In accordance with Mr. Plaeger’s employment agreement, this amount was calculated as the sum of his then-current annual base salary of $395,400 and his annual bonus award opportunity of $237,240, as this amount is greater than the annual base salary and annual bonus award he would have received from the date of termination through the end of his employment agreement if his employment had continued.

(p)	Upon involuntary termination for other than performance reasons, the restrictions on 20% of restricted stock/restricted stock units will lapse for each whole year that has passed since the grant date. The number of restricted stock/restricted stock units for which the restrictions will lapse for Mr. Plaeger is 7,407 and for Mr. Driggers is 9,321.

(q)	In accordance with our Severance Pay Plan, this amount is calculated as 52 weeks of base pay, the maximum benefit paid for involuntary termination for other than performance reasons, contingent upon the Named Officer signing a waiver and release of claims.

(r)	In accordance with the Change of Control Severance Plan, amount is the aggregate sum of (1) two weeks of base pay per year of service or portion thereof (16 times $14,396), plus (2) one month of base pay for each $10,000 or portion thereof of Mr. Garrison’s annual base pay of $374,300 (38 times $31,192), plus (3) one month of base pay for each five percent of Mr. Garrison’s annual bonus award opportunity, if any, or portion thereof under the bonus program in effect immediately prior to the change of control (15 times $31,192, based on Mr. Garrison’s current bonus target of 75%). This aggregate amount is greater than six months base pay for Mr. Garrison, but under the cap described under “Payments Made Upon a Change of Control — Change of Control Severance Plan” above.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee is also responsible for determining the compensation of our non-employee directors. In April 2010, the Compensation Committee reviewed EOG’s non-employee director compensation program against the programs of our peer group companies. The review determined that EOG’s non-employee director compensation program was competitive with the programs of EOG’s peer companies with respect to cash and equity compensation. The review also determined that EOG’s total non-employee director compensation for 2009 ranked slightly above the 70th percentile of the peer group and, therefore, was in line with our target of the 75th percentile.

Based on the results of the review, the Compensation Committee determined that the annual cash retainer for each non-employee director should remain at $140,000, and granted 1,300 shares of restricted stock and 3,000 SARs to each non-employee director, resulting in a total program value approximating the 70th percentile of the peer group. The terms of the restricted stock and SARs granted to our non-employee directors are described in footnotes (b) and (c) to the “Director Compensation Table for 2010” below. There are no meeting, committee member or committee chair fees paid to any director.

In accordance with our stock ownership guidelines for non-employee directors (adopted by the Compensation Committee in December 2009) and the terms of each non-employee director’s restricted stock grant agreements, thirty-five percent of the vested shares of our Common Stock received annually for services as a director may be sold to cover any tax obligation the non-employee director may incur as a result of the vesting of such shares, and the remaining sixty-five percent of the vested shares must be held until the non-employee director no longer serves on the Board.

Mr. Papa, as our CEO, is subject to the stock ownership guidelines applicable to our executive officers and other officers discussed above and does not receive any compensation in respect of his services as a director or as our Chairman of the Board.

DIRECTOR COMPENSATION TABLE FOR 2010

The following table summarizes certain information regarding compensation paid or accrued during 2010 to each non-employee director.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned		Stock	Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(a)	($)(b)	($)(c)	($)	($)	($)(d)	($)

George A. Alcorn	$140,000	$147,628	$107,085			$5,398	$400,111
Charles R. Crisp	$140,000	$147,628	$107,085				$394,713
James C. Day	$140,000	$147,628	$107,085				$394,713
H. Leighton Steward	$140,000	$147,628	$107,085			$1,275	$395,988
Donald F. Textor	$140,000	$147,628	$107,085				$394,713
Frank G. Wisner	$140,000	$147,628	$107,085			$174	$394,887

(a)	Non-employee directors can defer fees to a later specified date by participating in the Deferral Plan. Under the Deferral Plan, deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds or (2) a phantom stock account, in which deferrals are treated as if they had purchased our Common Stock at the closing price on the date such deferred fee would otherwise had been paid, and includes reinvestment of dividends. In 2010, three of our non-employee directors participated in the Deferral Plan.

(b)	Non-employee directors participate in the 2008 Stock Plan, which was approved by our stockholders at our 2008 annual meeting of stockholders and subsequently amended by our stockholders at our 2010 annual meeting of stockholders. Under the terms of the 2008 Stock Plan, each non-employee director received, upon re-election to the Board, 1,300 shares of restricted stock on May 3, 2010 (based on the closing price of our Common Stock on the NYSE of $113.56 per share on such date). Restricted stock granted to non-employee directors under the 2008 Stock Plan vests 100% after one year. Upon vesting and in accordance with our stock ownership guidelines for non-employee directors discussed above, thirty-five percent of the vested shares may be sold to cover any tax obligation the non-employee director may incur as a result of the vesting of such shares, and the remaining sixty-five percent of the vested shares must be held until the non-employee director no longer serves on the Board. The market value of the unvested restricted shares for each non-employee director as of December 31, 2010 was $118,833 (based on the closing price of our Common Stock on the NYSE of $91.41 per share on such date).

(c)	Under the terms of the 2008 Stock Plan, each non-employee director also received, upon re-election to the Board, 3,000 SARs at an exercise price equal to the fair market value of our Common Stock on May 3, 2010. SARs granted to our non-employee directors under the 2008 Stock Plan vest 50% after one year, and 100% after two years, following the date of grant, and expire seven years from the date of grant. The grant-date fair value of each SAR grant is estimated using the Hull-White II binomial option pricing model. Based on the Hull-White II binomial option pricing model, assuming a dividend yield of 0.6%, expected volatility of 37.01%, a risk-free interest rate of 1.24% and a weighted-average expected life of 5.0 years, the value of the SARs granted on May 3, 2010 was $35.695 per share. Following is the aggregate number of stock options/SARs outstanding as of December 31, 2010 for each non-employee director: Mr. Alcorn, 50,000 stock options/SARs; Mr. Crisp, 53,000 stock options/SARs; Mr. Day, 11,000 SARs; Mr. Steward, 67,000 stock options/SARs; Mr. Textor, 25,000 stock options/SARs; and Mr. Wisner, 95,000 stock options/SARs.

(d)	All Other Compensation for Messrs. Alcorn, Steward and Wisner consists solely of reimbursement for EOG-requested spouse travel, including a gross-up for payment of taxes.

RELATED PARTY TRANSACTIONS

In March 2008, our Board adopted a written policy relating to the review and approval of “related party transactions.” Generally, under this policy and related SEC regulations, (1) a “related party transaction” is a transaction, or a material amendment to a transaction, involving more than $120,000 between a “related party” and EOG or one of its subsidiaries and (2) a “related party” is (a) a director or executive officer of EOG, (b) a beneficial owner of more than five percent (5%) of our Common Stock, (c) an immediate family member of, or person sharing the home of, an EOG director or executive officer or beneficial owner of more than five percent (5%) of our Common Stock or (d) an entity that is owned or controlled by any of the foregoing persons or for which any of the foregoing persons serves as an executive officer, general partner or principal or in a similar capacity or position.

Consistent with the recommendations of the NYSE, our policy requires the Audit Committee to review and approve (in the case of a proposed transaction), or ratify (in the case of an existing transaction), each related party transaction. In reviewing and approving, or ratifying, as the case may be, any related party transaction or material amendment to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship to EOG and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is in, or is not inconsistent with, the best interests of EOG and our stockholders. In addition, at each quarterly meeting of our Audit Committee, the members of the Audit Committee are asked to confirm that they are not aware of any related party transactions, other than any such transactions previously disclosed in our proxy statements.

Prior to March 2008, we did not have specific procedures for the review of, or standards for the approval or ratification of, transactions with related persons, but instead reviewed such transactions on a case-by-case basis.

Mr. Robert K. Garrison, the Executive Vice President and General Manager of our San Antonio, Texas office (and formerly our Executive Vice President, Exploration), has a son, Matthew Garrison, who is employed by EOG as a geologist in our Fort Worth, Texas office. Mr. Matthew Garrison has been employed by EOG since December 2006, prior to his father becoming an executive officer of EOG. Mr. Robert Garrison did not participate in the hiring of his son and has not participated, and is not expected in the future to participate, in performance evaluations or compensation decisions regarding his son. Mr. Matthew Garrison’s total compensation for 2010 (consisting of his annual base salary, bonus, stock-based compensation and other perquisites) was approximately $280,000. We believe that Mr. Matthew Garrison’s compensation and benefits are commensurate with his qualifications, experience and responsibilities and, moreover, comparable to the compensation and benefits currently paid to geologists in the oil and gas industry with similar qualifications, experience and responsibilities. Pursuant to our related party transaction policy, the Audit Committee has (1) satisfied itself that it has been fully informed as to the material facts of Mr. Matthew Garrison’s employment relationship with us, (2) determined that the employment relationship is in, and is not inconsistent with, the best interests of us and our stockholders and (3) approved and ratified our prior and continued employment of Mr. Matthew Garrison.

In addition to our related party transaction policy, our Code of Conduct prohibits transactions involving or benefiting a director or executive officer (or a family member of a director or executive officer) that may constitute a conflict of interest, except as approved by the Board. Any waiver of our Code of Conduct in favor of a director or executive officer requires Board or Board committee approval and reporting under applicable SEC and NYSE regulations, as more fully described under “Corporate Governance — Codes of Conduct and Ethics and Corporate Governance Guidelines” above. There have been no waivers granted with respect to our Code of Conduct to any director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file reports of their ownership of, and transactions in, our Common Stock with the SEC and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us and written representations by our directors and executive officers, we believe that all filings required to be made under Section 16(a) during 2010 were timely made. Pursuant to SEC rules, we are not required to disclose in this proxy statement any failure to timely file a Section 16(a) report that has been previously disclosed by us in a prior proxy statement.

ITEM 1.

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified. All of the nominees are our current directors.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and of the oil and gas industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his duties and responsibilities effectively and is committed to serving EOG and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this proxy statement, to its conclusion that the director should serve as a director of EOG and, in the case of Messrs. Alcorn, Crisp, Day, Steward, Textor and Wisner, as a member of the Board’s Audit, Compensation and Nominating and Governance Committees. Director nominee ages set forth below are as of February 28, 2011.

A majority of the votes cast in person or by proxy by the holders of our Common Stock entitled to vote at the Annual Meeting is required to elect a director. Under our bylaws, (1) a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election and (2) votes cast shall include votes to “withhold authority” (shown as “against” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Pursuant to our Corporate Governance Guidelines, any nominee for director who fails to receive a majority vote of our stockholders at the Annual Meeting must promptly, following certification of the stockholder vote, tender his or her resignation to the Nominating and Governance Committee of the Board. The Nominating and Governance Committee (excluding the director who tendered the resignation) will evaluate the resignation and make a recommendation to the Board, who will then act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the stockholder vote.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to our bylaws, the Board has set the number of directors that shall constitute the Board at seven. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

GEORGE A. ALCORN, 78
Director since 2000

Mr. Alcorn has extensive leadership experience in the oil and gas industry, having served as President of Alcorn Exploration, Inc., a private oil and natural gas exploration and production company, since 1982.

In addition, Mr. Alcorn has served as a director of Linn Energy, LLC, a publicly traded independent oil and gas development company, since 2006, where he serves as Chairman of the Nominating Committee and as a member of the Audit and Compensation Committees.

Mr. Alcorn is a member of the National Petroleum Council, a federally chartered and privately funded committee that supports the U.S. Department of Energy and advises the U.S. Secretary of Energy. Mr. Alcorn is also a past chairman of the Independent Petroleum Association of America and a founding member and past chairman of the Natural Gas Council.

CHARLES R. CRISP, 63
Director since 2002

Mr. Crisp began his career in the oil and gas industry over 40 years ago with Conoco Inc. and has held senior management positions with numerous energy companies, including (i) Coral Energy, LLC, a subsidiary of Shell Oil Company, where he served as President and Chief Executive Officer from 1999 until his retirement in November 2000 and as President and Chief Operating Officer from 1998 to 1999; (ii) Houston Industries Incorporated, where he served as President of the power generation group from 1996 to 1998; and (iii) Tejas Gas Corporation, a major intrastate natural gas pipeline company, where he served as President, Chief Operating Officer and a director from 1988 to 1996.

Mr. Crisp has also accumulated over eight years of experience as a director of publicly traded energy companies. Mr. Crisp is currently a director of three other public companies: (i) AGL Resources Inc. (since 2003), a natural gas distribution and marketing and energy services company, where he currently serves on the Compensation and Management Development Committee and Finance and Risk Management Committee; (ii) IntercontinentalExchange, Inc. (since 2002), an operator of regulated exchanges, trading platforms and clearing houses, where he currently serves on the Compensation Committee and Regulatory Oversight Committee, and previously served on the Audit Committee (from 2002 to 2007) and has been appointed to serve on this committee again in 2011; and (iii) Targa Resources Corp. (since 2005), a provider of midstream natural gas and natural gas liquids services, where he currently serves on the Compensation Committee, Audit Committee and Conflicts Committee.

JAMES C. DAY, 67
Director since 2008

Mr. Day has extensive leadership experience serving as a member of senior management in various roles at Noble Corporation, including as Chairman of the Board from 1992 until his retirement in May 2007, Chief Executive Officer from 1984 until October 2006 and President from 1984 to 1999 and again from 2003 until February 2006. Noble Corporation is a publicly traded company and one of the world’s largest offshore drilling companies.

Mr. Day is also a director of Tidewater Inc. (since 2007), a publicly traded workboat and compression services provider, where he serves on the Compensation and Nominating and Corporate Governance Committees, and of ONEOK, Inc. (since 2004), the publicly traded general partner of ONEOK Partners, a provider of natural gas gathering, processing, storage and transportation services, where he serves as the Chair of the Executive Compensation Committee and a member of the Executive Committee. From 1993 to May 2006, Mr. Day served as a director of Global Industries, Ltd., a publicly traded provider of offshore marine construction services, where he served as a member of the Nominating and Governance Committee, Audit Committee and Technical, Health, Safety, and Environment Committee.

Mr. Day is past chairman of the International Association of Drilling Contractors and the National Ocean Industries Association, and is an honorary director of the American Petroleum Institute and a Trustee of The Samuel Roberts Noble Foundation. Mr. Day has held numerous other leadership positions with various industry and civic associations throughout his career.

MARK G. PAPA, 64
Director since 1998

Mr. Papa has served as EOG’s Chairman of the Board and CEO for over 10 years, and has been with EOG and its predecessor companies for over 29 years. Prior to becoming EOG’s Chairman of the Board and CEO, Mr. Papa served in other leadership positions at EOG, including President, CEO and director, President and Chief Operating Officer and President-North America Operations. Mr. Papa joined Belco Petroleum Corporation, a predecessor of EOG, in 1981.

Mr. Papa also serves as a director of Oil States International, Inc. (since 2001), a publicly traded oilfield service company, where he serves on the Compensation and Nominating and Corporate Governance Committees. From July 2003 to April 2005, Mr. Papa served as a director of the general partner of Magellan Midstream Partners LP, a pipeline and terminal company, where he served as Chairman of the Compensation Committee and as a member of the Audit and Conflicts Committees.

H. LEIGHTON STEWARD, 76
Director since 2004

Mr. Steward has extensive experience in the oil and gas exploration and production industry, having served in various senior management roles with The Louisiana Land and Exploration Company, a publicly traded oil and gas exploration and production company, including President, Chief Operating Officer and, from 1989 until its acquisition by Burlington Resources, Inc. in 1997, Chairman of the Board and Chief Executive Officer. Mr. Steward subsequently served as Vice Chairman of Burlington Resources, a publicly traded oil and gas exploration, production and development company, until his retirement in 2000.

Mr. Steward is former Chairman of the U.S. Oil and Gas Association and the Natural Gas Supply Association, and is currently an honorary director of the American Petroleum Institute.

Mr. Steward is also currently an author-partner of Sugar Busters, LLC, a provider of seminars, books and products related to helping people follow a healthy and nutritious lifestyle, and Chairman of the non-profit corporations Plants Need CO2 and CO2 Is Green, providers of information related to carbon dioxide’s impact on the global climate and the plant and animal kingdoms.

DONALD F. TEXTOR, 64
Director since 2001

Mr. Textor is currently Portfolio Manager for Dorset Management Corporation and Partner of Knott Partners Management LLC, each an investment management and advisory firm. Mr. Textor was previously employed by Goldman Sachs & Co., including as a partner and managing director until his retirement in March 2001 and including 21 years of experience as the firm’s senior security analyst for domestic oil and gas exploration and production companies.

Mr. Textor is also currently a director of Trilogy Energy Corp., a petroleum and natural gas-focused Canadian energy corporation.

As a result of serving in these roles and serving as a member and the Chairman of our Audit Committee since 2001, Mr. Textor has accumulated significant leadership and financial reporting experience as well as extensive knowledge of the oil and gas exploration and production industry.

FRANK G. WISNER, 72
Director since 1997

Mr. Wisner concluded his more than 35-year career with the U.S. State Department by serving as U.S. Ambassador to India from 1994 to 1997. Following his retirement as U.S. Ambassador to India, Mr. Wisner served as Vice Chairman, External Affairs of American International Group, Inc., a publicly traded international insurance and financial services company, from 1997 until his retirement in March 2009. Mr. Wisner has served as International Affairs Advisor with Patton Boggs LLP, a Washington, D.C.-based law firm, since 2009.

In addition to his extensive international and governmental affairs experience, Mr. Wisner has accumulated diverse business experience. Since 2001, Mr. Wisner has served as a director of Ethan Allen Interiors Inc., a publicly traded residential furniture company, where he serves as the Chair of the Nominations/Corporate Governance Committee. Mr. Wisner is also a director of Commercial International Bank, a leading Egyptian bank.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

For 2010 and 2009, we retained our principal auditors, Deloitte & Touche LLP (“Deloitte”), independent public accountants, to provide services in the following categories and, in consideration of such services, paid to Deloitte the following amounts:

Audit Fees.  The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements for the fiscal years ended December 31, 2010 and December 31, 2009, and the reviews of the financial statements included in our Forms 10-Q for such fiscal years, were $1,826,655 and $2,140,362, respectively.

Audit-Related Fees.  The aggregate fees billed for the fiscal years ended December 31, 2010 and December 31, 2009 for assurance and related services rendered by Deloitte that were reasonably related to the performance of the audit or review of our financial statements, but not reportable as Audit Fees above, were $18,298 and $103,212, respectively. Audit-Related Fees for 2010 were for audits of our benefit plans for our Canadian employees. Audit-Related Fees for 2009 were for audits of our benefit plans for our U.S. and Canadian employees.

Tax Fees.  The aggregate fees billed for the fiscal years ended December 31, 2010 and December 31, 2009 for tax compliance, tax advice and tax planning services rendered by Deloitte were $67,995 and $159,039, respectively. For 2010, such fees were for tax compliance services provided to certain of our expatriate employees. For 2009, such fees were for services rendered with respect to our tax basis balance sheet and tax compliance services provided to certain of our expatriate employees.

All Other Fees.  The aggregate fees billed for services rendered by Deloitte not reportable as Audit Fees, Audit-Related Fees or Tax Fees above for the fiscal years ended December 31, 2010 and December 31, 2009 were $328,295 and $185,472, respectively. All Other Fees for 2010 primarily related to (1) comfort letter work with respect to our May 2010 offering of our 2.95% Senior Notes due 2015 and 4.40% Senior Notes due 2020 and our November 2010 offering of our 2.500% Senior Notes due 2016, 4.100% Senior Notes due 2021 and Floating Rate Senior Notes due 2014, (2) services rendered in connection with our 2010 acquisitions of certain assets, including Galveston LNG Inc. (i.e., the Kitimat LNG project) and (3) services rendered in connection with our responses to comments received from the SEC in 2010 with respect to certain of our SEC filings. All Other Fees for 2009 primarily related to comfort letter work with respect to our May 2009 offering of our 5.625% Senior Notes due 2019 and our December 2009 shelf registration statement filing with the SEC, services rendered in connection with our 2009 acquisitions of certain crude oil and natural gas properties and related assets in the Fort Worth, Texas Barnett Shale and services rendered in connection with certain financial statement presentation matters.

Pre-Approval of Audit and Non-Audit Services.  The Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors at the first meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit.

Management is directed to provide a report to the Audit Committee, at each meeting of the Audit Committee, showing in reasonable detail the services provided by the independent auditors to us since the beginning of the calendar year, as well as the then-estimated cost to-date of audit and non-audit services.

During the course of a year, if additional non-audit services are deemed to be appropriate or advisable, these services are presented to the Audit Committee for pre-approval, subject to the availability of the de minimus exception for non-audit services set forth in Section 202 of the Sarbanes-Oxley Act of 2002 and in Rule 2-01 of Regulation S-X. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve non-audit services provided by the independent auditors to us pursuant to such exception. None of the services rendered by Deloitte for the years ended December 31, 2010 and December 31, 2009 and reportable as

Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee or Chairman of the Audit Committee pursuant to such de minimus exception.

Ratification of Appointment for 2011

The Audit Committee of the Board has appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2011, and such appointment has been approved by the Board.

Ratification of this appointment shall be effective upon the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of Deloitte.

In the event the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM 3.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our named executive officers (as disclosed in this proxy statement) by voting for or against the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Executive Compensation — Compensation Discussion and Analysis” (beginning on page 11) and the accompanying compensation tables and narratives (beginning on page 28).

As described under “Executive Compensation — Compensation Discussion and Analysis”, our Compensation Committee, which is comprised of six independent directors, oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. As discussed in detail under “Executive Compensation — Compensation Discussion and Analysis”, the Committee is guided by the following key principles in determining the compensation of our executive officers:

•	Competition Among Peers. The Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the oil and gas industry, so that we can attract, motivate and retain top industry talent.

•	Accountability for Our Performance. The Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of EOG based on our achievement of certain pre-determined financial and operational goals.

•	Accountability for Individual Performance. In addition, the Committee believes that our compensation program should be tied in part to the executive officer’s achievement of pre-determined individual performance goals, to encourage and promote individual contributions to EOG’s overall performance.

•	Alignment with Stockholder Interests. Moreover, the Committee believes that our compensation program should be tied in part to our stock price performance through the grant of stock options/SARs and restricted stock/restricted stock units, to further align our executive officers’ interests with those of our stockholders.

We have delivered strong financial results for our stockholders and, over the past 10 years, our stock price performance has significantly exceeded the performance of the Standard & Poor’s 500 Index as well as the stock price performance of each of our peer group companies. In addition, as discussed above under “Executive Compensation — Compensation Discussion and Analysis”, we made significant progress in 2010 in transitioning from being primarily a natural gas company to primarily a liquids (crude oil and natural gas liquids) company. We believe our executive compensation program has played a significant role in our ability to achieve such financial results and stock price performance and to make such progress in transitioning our company. We also believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Company’s 2011 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, be, and hereby is, approved.”

The approval of this proposal requires the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM 4.

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement an additional separate proposal, which gives our stockholders the opportunity to vote on how frequently future advisory votes on the compensation of our named executive officers (i.e., “Say-on-Pay” votes) will occur. Stockholders may vote on whether they prefer an advisory vote to occur every one, two or three years, or they may abstain from voting. While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

After careful consideration, the Board recommends that an advisory vote on the compensation of our named executive officers be held every year. The Board believes that holding the advisory vote on executive compensation annually is the best approach because it provides regular input by our stockholders. However, the Board recognizes that our stockholders may elect to hold advisory votes on executive compensation less frequently than every year (i.e., every two years or every three years). Therefore, the Board seeks input from our stockholders regarding the frequency of holding advisory votes on executive compensation.

With respect to this advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers, the voting option (1 year, 2 years or 3 years), if any, that receives the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting will be adopted by our stockholders. Abstentions with respect to this proposal will have the effect of a vote against each of the voting options. Broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy for “1 YEAR” as to the frequency of holding advisory votes on executive compensation.

As noted above, the vote solicited by this proposal is advisory and its outcome will not be binding on the Board or the Compensation Committee, whether or not it is adopted by the aforementioned voting standard. In evaluating the vote on this proposal, the Board and the Compensation Committee will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers. If one of the voting options is not adopted by the required vote of our stockholders, the Board and Compensation Committee will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR “1 YEAR” AS TO THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION.

ITEM 5.

STOCKHOLDER PROPOSAL CONCERNING ACCELERATED VESTING OF EXECUTIVE
OFFICER STOCK AWARDS UPON A CHANGE IN CONTROL

EOG has received a stockholder proposal submitted on behalf of Amalgamated Bank’s LongView LargeCap 500 Index Fund (the “Index Fund”), located at 275 Seventh Avenue, New York, NY 10001, for inclusion in this proxy statement and for consideration by our stockholders at the Annual Meeting. The Index Fund’s resolution and supporting statement, along with the Board’s statement in opposition to the proposal, is set forth below. As of the time the proposal was submitted, the Index Fund beneficially owned 51,385 shares of our Common Stock. In accordance with applicable SEC rules, the Index Fund’s resolution and supporting statement, for which EOG accepts no responsibility, are set forth below exactly as they were submitted by the Index Fund.

The approval of this stockholder proposal, if properly presented, requires the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this stockholder proposal will have the effect of a vote against this stockholder proposal and broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this stockholder proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “AGAINST” this proposal.

The Stockholder Proposal

RESOLVED: The shareholders hereby ask the board of directors of EOG Resources, Inc. (“EOG” or the “Company”) to adopt a policy that in the event of a change in control, there shall be no acceleration in the vesting of any equity award to senior executives, provided that any unvested award may vest on a pro rata basis as of the effective date; to the extent any such unvested awards are based on performance, the performance goals must have been met. This policy shall not affect any legal obligations that may exist at the time of adoption of this policy.

SUPPORTING STATEMENT

Under various compensation agreements and plans, the Company’s senior executives may receive “golden parachute” awards under certain circumstances if there is a change in control of the Company.

We support the concept of performance-based equity awards to senior executives to the extent that such awards are tailored to align the interests of senior executives with the interests of shareholders. We also believe that severance payments may be appropriate in some circumstances following a change in control.

We are concerned, however, that EOG’s current practices may permit accelerated vesting of equity awards after a change in control at levels that may have nothing to do with performance. According to the March 2010 proxy, a change in control could lead to a 100% acceleration in restricted stock and options or stock appreciation rights. This acceleration would have been worth over $42.6 million for Mr. Papa and between $2.5 million and $14.5 million for the four other senior executives, based on the value of the equity shares as of December 31, 2009.

In April 2010 EOG redefined “change in control” to bar acceleration of future awards based on the mere issuance of a press release announcing a stockholder vote, tender offer or other transaction that, if approved and consummated, would constitute a change of control. The accelerated vesting of awards made after April 2010 could now be triggered by a “change in control” that is generally defined as the acquisition of 20% or more of voting power, certain changes to the board of directors, a certain type of merger, or a liquidation or dissolution of the Company.

Even with this change, we disagree as to the desirability of permitting a significant windfall, particularly as there may be no link between such payouts and the Company’s performance. Also, there is no requirement that a senior executive who is eligible for accelerated vesting must leave the Company.

We therefore propose that EOG limit acceleration of equity awards following a change in control to permit vesting only on a pro rata basis as of the effective date, and to the extent that any such awards are performance-based, the performance goals must have been met.

The approach that we recommend is not unique. In 2010 Occidental Petroleum adopted such a policy on accelerated vesting for senior executives with respect to a change-in-control event.

We urge you to vote FOR this proposal.

Board of Directors’ Statement in Opposition to Stockholder Proposal

This stockholder previously submitted substantially the same proposal in connection with our 2010 Annual Meeting of Stockholders. At that time, the Board opposed the proposal, and it was defeated by the stockholders.

We continue to believe that provisions providing for the accelerated vesting of executive officer equity awards upon a change in control are in the best interest of the company and its stockholders. We also continue to believe that such provisions further two objectives of EOG’s executive compensation program; that is, to be competitive with our peer companies and to attract and retain highly qualified executive management personnel. It is our view that adopting the proposal could disadvantage EOG from a competitive standpoint and, in turn, jeopardize its long-term performance and ability to create and deliver maximum value to its stockholders. We also believe that accelerated vesting provisions allow the company’s executive management to remain objective and focused on protecting stockholders’ interests and maximizing stockholder value during a potential change in control. The Board recommends that you vote “Against” this stockholder proposal.

EOG’s Compensation Committee, which is comprised of six independent directors, oversees all aspects of EOG’s executive compensation program, including the compensation of the CEO, and annually reviews each component of the company’s executive compensation program. EOG’s executive compensation program is designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The proposal, in our view, would also disadvantage EOG from a competitive standpoint. Unless the prohibition urged by the proposal is implemented by each of EOG’s peer companies and each other company with which EOG competes for executive officer talent, the proposal could significantly disadvantage EOG from a competitive standpoint (i.e., in attracting and retaining highly qualified executive management personnel) and, in turn, jeopardize EOG’s long-term performance and ability to create and deliver maximum value to its stockholders.

Additionally, accelerated vesting provisions, in our view, enable a company’s executive management team to avoid distractions and potential conflicts of interest that could otherwise arise when the company’s board of directors is considering a potential change-in-control transaction, thus providing stability, ensuring continuity of executive management and keeping executive management’s objective input available to the board during such a transaction. For example, a company’s executive management seeking new employment while the company’s board is negotiating a change-in-control transaction could very well pose a distraction and a potential conflict of interest to the company’s goal of protecting its stockholders’ interests and maximizing stockholder value. From EOG’s perspective, the risk of job loss in connection with a change in control is higher for executive officers and the time necessary to secure appropriate new employment may be longer (as compared to a non-executive employee). Both of these factors, we believe, are mitigated by arrangements providing for accelerated vesting of executive officer equity awards upon a change in control.

Moreover, accelerated vesting of executive officer equity awards upon a change in control does not, we believe, create a misalignment of executive officer interests with those of the company’s stockholders, but instead provides a company’s executive officers with the same opportunities as the company’s stockholders. The company’s stockholders are free to sell their stock at the time of the change in control and thereby realize, in full, the value created at the time of the transaction. In the absence of such arrangements or under a pro rata vesting arrangement as advocated by the proposal, a company’s executive officers would not have the opportunity to realize the full value of their equity awards over the terms of such awards and participate with the company’s stockholders in the value created upon the change in control. We believe that the value created at the time of a change-in-control transaction should be attributed, at least in part, to the efforts and talents of the company’s executive officers. We also believe that each executive officer, like each of the company’s other stockholders, should participate, in full, in the value created, regardless of whether the executive officer remains with, or departs from, the company upon the completion of the transaction.

It is our view that EOG’s executive compensation program creates a strong alignment of the interests of our executive officers with the interests of our stockholders, as demonstrated by the four-year vesting period for grants of stock appreciation rights (“SARs”) and the five-year “cliff” vesting period for grants of restricted stock and restricted stock units (“RSUs”), both of which are a significant part of each executive officer’s annual compensation package. Additionally, a significant portion of each executive officer’s annual bonus is delivered in restricted stock or RSUs (depending on the executive officer’s age), which portion, we believe, must effectively be “re-earned” over time due to the five-year “cliff” vesting period of such awards. In addition to providing a retention component to our executive compensation program, we believe the vesting periods of our restricted stock, RSUs and SARs incentivize our executive officers to have a long-term perspective, focus on long-term stock price performance and create long-term value for our company and stockholders.

In 2010, the Harvard Business Review recognized EOG’s emphasis on long-term stock price performance and maximizing stockholder value, as well as the long-term focus of EOG’s executive officers, when it named EOG’s Chairman of the Board and Chief Executive Officer, Mark Papa, one of the best performing CEOs in the world (“The Best-Performing CEOs in the World”, Harvard Business Review, January-February 2010 Issue). The authors of the article considered three measures: country-adjusted total stockholder return, industry-adjusted total stockholder return and change in market capitalization (during the CEOs’ respective tenures as CEO), based on their belief that CEOs should be measured on how they “handle the ups and downs of running businesses over an extended period.” This further demonstrates, we believe, the alignment of the interests of EOG’s executive officers with those of EOG’s stockholders and with the creation of long-term stockholder value.

We believe that the current structure of EOG’s executive compensation program, including the provisions of EOG’s program providing for the accelerated vesting of executive officer equity awards upon a change in control, is appropriate and effective, is consistent with the compensation practices of our peer companies and is in the best interest of EOG and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “AGAINST” THIS PROPOSAL.

ITEM 6.

STOCKHOLDER PROPOSAL CONCERNING CORPORATE POLITICAL CONTRIBUTIONS

EOG has received a stockholder proposal submitted on behalf of Mercy Investment Services, Inc. (“Mercy Investment”), located at 2039 North Geyer Road, St. Louis, MO 63131-3332, and the Dominican Sisters of Hope (“Dominican Sisters”), located at 320 Powell Avenue, Newburgh, New York 12550-3498, for inclusion in this proxy statement and for consideration by our stockholders at the Annual Meeting. The resolution and supporting statement of Mercy Investment and the Dominican Sisters, along with the Board’s statement in opposition to the proposal, is set forth below. As of the time the proposal was submitted, Mercy Investment and the Dominican Sisters beneficially owned 33 shares and 2,500 shares, respectively, of our Common Stock. In accordance with applicable SEC rules, the resolution and supporting statement of Mercy Investment and the Dominican Sisters, for which EOG accepts no responsibility, are set forth below exactly as they were submitted by Mercy Investment.

The approval of this stockholder proposal, if properly presented, requires the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this stockholder proposal will have the effect of a vote against this stockholder proposal and broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this stockholder proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “AGAINST” this proposal.

The Stockholder Proposal

Resolved, that the shareholders of EOG Resources request that our Company provide a report, updated semi-annually, disclosing our Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a. An accounting through an itemized report that includes identity of recipient as well as amount paid to each recipient of our Company’s funds that are used for political contributions or expenditures as described above; and

b. The title(s) of the person(s) in our Company who participated in making the decisions to make the political contribution or expenditure.

The report shall be presented to the Board of Directors’ audit committee or other relevant oversight committee and posted on the EOG Resources website.

SUPPORTING STATEMENT

As long-term shareholders of EOG Resources, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of EOG and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said ‘‘[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

EOG Resources contributed at least $13,000 in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of our Company’s political expenditures. For example, EOG’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use its company’s money politically. The proposal asks EOG to disclose all of its political spending, including payments to trade associations and other tax exempt organizations for political purposes. This would bring EOG in line with a growing number of leading companies, including Aetna, American Electric Power and Microsoft that support political disclosure and accountability and present this information on their websites.

Our Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Board of Directors’ Statement in Opposition to Stockholder Proposal

The report regarding political contributions requested by this stockholder proposal is unnecessary and would serve no useful purpose, given the strict policies governing political contributions that are already in place at EOG, as well as the company’s history of refraining from making political contributions. The Board recommends that you vote “Against” this stockholder proposal.

First, contrary to information provided by the proponents in their Supporting Statement - which contains erroneous information about EOG’s contribution history — EOG has not, since January 1, 2003, utilized any corporate funds to make contributions to any federal, state or local political candidate, party, organization or campaign or to engage in “independent expenditures” or “electioneering” as defined under federal elections law. Additionally, EOG does not sponsor or administer a political action committee.

Second, the company already has strict policies in place to govern political contributions. EOG’s policy on “Political Activities and Campaign Contributions” is included in its Code of Business Conduct and Ethics, available to all stockholders and the public on EOG’s website under “Corporate Governance” at www.eogresources.com. This policy states:

“EOG respects and supports the rights of directors, officers and employees to participate in political activities. However, these individuals must at all times make clear that their views and actions are their own, and not those of the Company. In addition, while directors, officers and employees may support political parties and candidates with their personal efforts and contributions, they may not make any contribution of Company funds, property or services to any political party or committee, or to any candidate for, or holder of, any office of any government without the express approval of the Chairman and Chief Executive Officer. These restrictions also include use of Company resources, such as employee time, telephones, computers or supplies. The Company will not reimburse employees for personal political contributions.”

Accordingly, the use of corporate funds, property or services for political purposes is strictly controlled under existing EOG policies and, as noted above, the CEO of EOG has not authorized the use of corporate funds to make political contributions since the 2002 election cycle.

Third, while EOG participates in various state and national trade associations in order to advance its business interests, EOG is not aware of any contributions made by these associations to political parties, candidates, organizations or campaigns that were funded with EOG dues. EOG acknowledges that it benefits from the time such trade associations spend engaged in efforts to educate lawmakers and voters on issues relevant to the oil and gas industry as a whole. These trade association activities are not, however, controlled by EOG. Because these trade associations represent their collective membership and not individual member companies and since they take positions on a wide variety of matters, not all of which impact or are necessarily supported by EOG, the disclosure of EOG’s contributions to these associations would not provide meaningful information to stockholders concerning EOG’s strategy, position or activities.

Considering that EOG has already adopted a policy on political activities and campaign contributions (as discussed above) and further considering both EOG’s history of not using corporate funds for political contributions and the general nature of trade association activities on behalf of such associations’ overall membership (which is not necessarily reflective of EOG’s position on any particular industry issue), we believe that the preparation of the requested report would serve no useful purpose and would result in an unnecessary administrative burden and expense.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “AGAINST” THIS PROPOSAL.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at our stockholder meetings and may also nominate persons to be directors of EOG. Formal procedures have been established for those proposals and nominations.

Proposals for 2012 Annual Meeting of Stockholders and 2012 Proxy Materials

Proposals of holders of our Common Stock intended to be presented at our 2012 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no later than November 30, 2011.

Nominations for 2012 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders:

•	pursuant to our notice of the meeting;

•	by or at the direction of the Board; or

•	by any of our stockholders who (1) is a stockholder of record at the time of giving the notice discussed below and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice requirements of Article II, Section 3 of our bylaws.

Nominations by any of our stockholders shall be made pursuant to timely notice in writing to our Corporate Secretary. To be timely, notice given by a stockholder shall be delivered to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, (1) no earlier than January 4, 2012 and no later than February 3, 2012 with respect to an election to be held at our 2012 annual meeting of stockholders, and (2) with respect to an election to be held at a special meeting of our stockholders for the election of directors, not earlier than the close of business on the 120th day, and not later than the close of business on the later of the 90th day, prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

The notice shall set forth the information required by Article II, Section 3 of our bylaws, including, but not limited to, (1) such stockholder’s name and address, as such information appears on our books, (2) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (3) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests), (4) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock, (5) all information relating to such stockholder’s director nominee that would be required to be disclosed in a proxy statement in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (6) a description of all direct and indirect compensation and other material monetary agreements and relationships between such stockholder and such proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Notwithstanding our bylaw provisions described above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the related rules and regulations thereunder with respect to the matters set forth in such bylaw provisions.

Other Stockholder Business for 2012 Annual Meeting of Stockholders

For other business (other than director nominations) to be brought before an annual meeting of stockholders by any of our stockholders, the stockholder must have given timely notice, in writing, to our Corporate Secretary of the business to be brought before the annual meeting. To be timely with respect to our 2012 annual meeting of stockholders, notice given by a stockholder must be delivered to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than January 4, 2012 and no later than February 3, 2012.

The notice shall set forth the information required by Article II, Section 3 of our bylaws, including, but not limited to, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) any material interest of such stockholder in such business, (4) such stockholder’s name and address, as such information appears on our books, (5) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (6) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests) and (7) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock.

GENERAL

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas
March 29, 2011

EOG RESOURCES, INC. 1111 BAGBY SKY LOBBY 2 HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2011. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by EOG Resources, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EOG Resources, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
If you would like to attend the annual meeting and vote in person, you may contact EOG Resources, Inc. at (713) 651-6260 (Attention: Corporate Secretary) for directions to the annual meeting. Please see the proxy statement for annual meeting attendance requirements.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M31560-P05515	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

EOG RESOURCES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES:

1.	To elect seven directors of the Company to hold office until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified.
	Nominees:		For	Against	Abstain	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:
								For	Against	Abstain
	1a.	George A. Alcorn	☐	☐	☐
2.    To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the year ending December 31, 2011.

	1b.	Charles R. Crisp	☐	☐	☐			☐	☐	☐
3. To approve, by non-binding vote, the compensation of the Company’s named executive officers.
	1c.	James C. Day	☐	☐	☐			☐	☐	☐

	1d.	Mark G. Papa	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A ONE-YEAR FREQUENCY:	1 Year	2 Years	3 Years	Abstain

	1e.	H. Leighton Steward	☐	☐	☐
4. To recommend, by non-binding vote, the frequency of holding advisory votes on the compensation of the Company’s named executive officers.
	1f.	Donald F. Textor	☐	☐	☐		☐	☐	☐	☐

	1g.	Frank G. Wisner	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST EACH OF THE FOLLOWING PROPOSALS:		For	Against	Abstain

						5. Stockholder proposal concerning accelerated vesting of executive officer stock awards upon a change of control, if properly presented.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
						6. Stockholder proposal concerning corporate political contributions, if properly presented.		☐	☐	☐
Please indicate if you plan to attend the annual meeting.			☐	☐

			Yes	No

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2011 Annual Meeting of Stockholders
Tuesday, May 3, 2011
3:00 P.M.

Doubletree Hotel

Dezavala Meeting Room

400 Dallas Street

Houston, Texas
Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of
Stockholders To Be Held on May 3, 2011:
The Notice of Annual Meeting of Stockholders, 2011 Proxy Statement and 2010 Annual Report
are available at www.proxyvote.com and at www.eogresources.com/investors/annreport.html.

M31561-P05515

EOG RESOURCES, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS
May 3, 2011
      The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc.
             The undersigned stockholder of EOG Resources, Inc., a Delaware corporation (the “Company”), by signing this proxy, hereby revokes all prior proxies and appoints Frederick J. Plaeger, II and Michael P. Donaldson with full power of substitution, as true and lawful agents and proxies to represent the undersigned at the 2011 annual meeting of stockholders to be held on Tuesday, May 3, 2011, at 3:00 p.m., Houston time, and at any adjournments thereof, and to vote all the shares of common stock of the Company held of record by the undersigned at the close of business on March 9, 2011. The Board of Directors recommends a vote “FOR” each of the nominees for directors, “FOR” Items 2 and 3, “1 YEAR” for Item 4, and “AGAINST” Items 5 and 6, as set forth on the reverse side.
             SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTORS, “FOR” ITEMS 2 AND 3, “1 YEAR” FOR ITEM 4, AND “AGAINST” ITEMS 5 AND 6 AND, IN THE DISCRETION OF THE AGENTS AND PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Do not return your proxy card if you are voting by Internet or telephone.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(continued on other side)